AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2005

                    REGISTRATION STATEMENT NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       INNOVATIVE CARD TECHNOLOGIES, INC.

                 (Name of Small Business Issuer in Its Charter)

       DELAWARE                             3670                14-1861651
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


              (Address and telephone number of principal executive
                    offices and principal place of business)

                                ALAN FINKELSTEIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      11601 WILSHIRE BOULEVARD, SUITE 2160
                          LOS ANGELES, CALIFORNIA 90025
                                 (310) 312-0700
            (Name, address and telephone number of Agent for Service)

                                    COPY TO:

                               NIMISH PATEL, ESQ.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
                 EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed maximum      Proposed maximum
                                                                  offering price per    aggregate offering          Amount of
Title of securities to be registered   Amount to be registered           share               price(1)            registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
share                                                   6,832,500              $2.65(1)            $18,106,125             $2,131.09
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
share, to be issued upon exercise of
warrants                                                4,147,600              $1.25(2)             $5,184,500               $610.22
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total                                                  10,980,100                                  $23,290,625             $2,741.31
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on November 1, 2005.

(2) Calculated in accordance with Rule 457(g) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2005

                                   PROSPECTUS
                       INNOVATIVE CARD TECHNOLOGIES, INC.

                        10,980,100 shares of Common Stock

This prospectus covers the resale by selling stockholders named on page 10 of up to 10,980,100 shares of our common stock, par value $0.001, which include:

o 6,500,000 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;

o 4,147,600 shares of common stock underlying warrants issued in conjunction with our private placement completed on October 19, 2005;

o 250,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated as of December 23, 2003; and

o     82,500 shares of common stock;

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

Our common stock is currently listed on the Over the Counter Bulletin Board under the symbol "INVC.OB." On November 1, 2005, the closing price of the shares was $2.50 per share.

            AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November __, 2005

                                TABLE OF CONTENTS


Prospectus Summary .......................................................... 1

Risk Factors ................................................................ 4

Special Note Regarding Forward-Looking Statements ........................... 9

Use of Proceeds ............................................................. 10

Determination of Offering Price ............................................. 10

Selling Stockholders ........................................................ 10

Plan of Distribution ........................................................ 14

Legal Proceedings ........................................................... 15

Management................................................................... 15

Security Ownership of Certain Beneficial Owners and Management .............. 17

Description of Securities ................................................... 20

Legal Matters ............................................................... 21

Experts ..................................................................... 21

Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.............................................. 21

Description of Business ..................................................... 22

Management's Discussion and Analysis ........................................ 29

Description of Property ..................................................... 34

Certain Relationships and Related Transactions .............................. 34

Market For Common Equity and Related Stockholder Matters .................... 39

Executive Compensation ...................................................... 41
Summary Compensation Table .................................................. 42

Changes in and Disagreements with Accountants
 on Accounting and Financial Disclosure ..................................... 43

Financial Information .......................................................F-1

Where You Can Find More Information ......................................... 44

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Innovative Card Technologies, Inc. and our wholly owned subsidiary, PSACo, Inc., as "InCard," "our company," "we," "us" and "our." In addition, LensCard is a trademark of InCard. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

OUR COMPANY

We research, develop and market technology-based card enhancements primarily for the credit card market that are designed to enable issuers to improve and add card functionality, reduce attrition and increase acquisition rates, and enhance security and anti-fraud protection for customers. We commenced sales of our first product, the LensCard, or a card embedded with a small magnifying lens, in 1998. Since 2002, our core focus has been and continues to be on research and development and marketing of our power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to payment cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on payment cards and other information-bearing plastic cards. We have devoted a significant majority of our efforts to complete the development of our power inlay technology, initiate marketing and raising the financing required to do so and fund our expenses. We have generated limited revenues that derive from licensing agreements of our LensCard product, most of which have terminated.

On May 26, 2004, we entered into an agreement with Visa International Services Association (VISA) with respect to our power-enabled technology pursuant to which we will jointly promote our power inlay technology to VISA's regional offices and member banks. Our relationship with VISA is more fully described in the section of this prospectus entitled "Business - Visa International." On July 25, 2005, we entered into a Joint Development Agreement with nCryptone (formerly AudioSmartCard) whereby we share with nCryptone development costs and fixed profit percentages for financial and non-financial LightCards, SoundCards, and DisplayCards. Our relationship with nCryptone is more fully described in the section of this proptectus entitles "Business - nCryptone."

Our first power-based card enhancement, the LightCard and our second power-based card enhancement, the SoundCard, are available for issuance on a limited quantity basis. Presently, we are able to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard or SoundCard is substantial, we may be able to increase our capacity to 100,000 total cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards or SoundCards per month is limited to the amount of component parts we are able to procure. One of these key components of our power inlay technology, which provides the power to our cards, is the battery and presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the LightCards or SoundCards is unknown at this time, as we have not produced the LightCards or SoundCards on a mass production basis. Through June 30, 2005, we have generated no revenue from the sale of the LightCard or SoundCard. The LightCard emits light, similar to a miniature flashlight, upon the user's push of a button located on the rear surface of the card. The present form of the SoundCard emits monophonic songs such as "Happy Birthday" and "Jingle Bells" upon the user's push of a button located on the rear surface of the card.

Our third power-based card enhancement, the DisplayCard, will be available for issuance on a very limited quantity basis in early 2006 to both VISA member banks and to non-financial card institutions for purposes such as corporate security. We estimate that we will be initially able to produce 1,000 display cards per month. Our ability to produce the DisplayCard is limited to the component parts we are able to procure. Two of these key components of the DisplayCard are the battery, presently available from only one supplier, Solicore, Inc. and the display, presently available from only one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCards is unknown at this time, as we have not produced the DisplayCards on a mass production basis. Through June 30, 2005, we have generated no revenue from the sale of the DisplayCard. The DisplayCard will generate a one time passcode or other numeric information after the user's push of a button located on the rear surface of the card.

We were incorporated in Delaware on November 22, 2002 under the name LensCard Corporation. On June 25, 2004, we changed our name to Innovative Card Technologies, Inc. Our wholly owned subsidiary, PSACo, Inc., was incorporated in Delaware on August 27, 2003. Our corporate offices are located at 11601 Wilshire Boulevard, Suite 2160, Los Angeles, California 90025. Our telephone number is
(310) 312-0700. Our website address is http://www.incardtech.com. Information contained in our website is not a part of this prospectus.

THE OFFERING

The shares issued and outstanding prior to this offering consist of 17,964,566 shares of common stock and do not include:

o 2,400,000 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $1.00 per share;

o 4,433,133 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $1.25 per share;

o 1,585,000 shares of common stock to be issued upon exercise of options outstanding; and

o 630,000 shares of common stock reserved for issuance under our 2004 Stock Incentive Plan.

We are registering 10,980,100 shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders." The shares included in the table identifying the selling stockholders consist of:

o 6,500,000 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;

o 4,147,600 shares of common stock underlying certain warrants issued in conjunction with our private placement completed on October 19, 2005;

o 250,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated as of December 23, 2003;and

o     82,500 shares of common stock.

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell 500,000 shares of our common stock at a price per share of $0.10 and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share in exchange for $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to us and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of our series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock pursuant to the Securities Purchase Agreement.

On October 19, 2005, we issued 6,500,000 shares of common stock and 4,147,600 warrants to purchase common stock (collectively "Units") at a price of $1.00 per Unit to accredited investors pursuant to a private placement for total gross proceeds of $6,500,000. T.R. Winston & Company served as placement agent for the securities sold in this transaction and received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we converted $571,066 of indebtedness resulting in 571,066 Units being issued that are not being registered pursuant to this prospectus. The aggregate 7,071,066 shares of common stock and 4,433,133 shares of common stock underlying warrants issued on October 19, 2005 have full ratchet anti-dilution protection for 18 months. If during 18 months following October 19, 2005, we obtain additional capital through the issuance of equity securities, other than the protected shares and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with
(i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding as of October 19, 2005, or (v) any employee benefit plan that has been adopted by us prior to October 19, 2005, the holders of these then-existing shares will receive full ratchet anti-dilution protection. However, if the aggregate purchase price for the issuance of additional shares of common stock during the 18-month period exceeds $10,000,000 and is not anti dilutive to such shares, the full ratchet anti-dilution provisions shall terminate simultaneously with the completion of the additional raise.

Upon the effectiveness of this prospectus, we will have 17,964,566 shares of common stock outstanding. The 17,964,566 shares of common stock outstanding does not include:

o 1,585,000 shares of common stock to be issued upon exercise of options outstanding;

o 630,000 shares of common stock reserved for issuance under our 2004 Stock Incentive Plan;

o 2,400,000 shares of common stock underlying warrants to purchase common stock; and

o 4,433,133 shares of common stock underlying warrants to purchase common stock.

Of these 17,694,566 outstanding shares approximately 14,158,431 shares will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

We have agreed to keep this prospectus effective until the earlier of: (i) October 19, 2007, (ii) the date that all shares covered by this prospectus have been sold, or (iii) the date that all shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144(k) as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected selling stockholders.

SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheet data for our business and should be read together with the section of this prospectus captioned "Management's Discussion And Analysis" and our financial statements and related notes included elsewhere in this prospectus.

                                                             Year Ended                 Six Months Ended
                                                            December 31,                    June 30,
                                                   -----------------------------  -----------------------------
                                                      2004              2003         2005              2004
                                                   ------------      -----------  ------------      -----------
                                                                                  (unaudited)       (unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
     Revenues, net                                 $     51,039    $    58,136    $      2,745    $    17,024
     Operating expenses                               1,645,862        992,021       1,235,148        684,540
     Net loss                                      $ (1,621,740)   $  (977,155)   $ (1,254,846)   $  (686,989)
     Basic and diluted loss per share              $      (0.25)   $     (0.19)   $      (0.15)   $     (0.14)
     Weighted-average common shares outstanding       6,455,738      2,000,000       8,361,078      4,843,956

CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                               541,784         37,691              --        311,543
Working capital                                        (659,772)    (1,921,027)     (2,139,592)      (881,754)
Total assets                                            628,973         75,738         390,558        777,973
Total shareholders' deficit                            (617,329)    (1,909,715)     (1,871,374)      (425,979)
Total liabilities and shareholders' deficit             628,973         75,738         390,558        777,973

Since inception, we have been unprofitable. As of June 30, 2005, we had an accumulated deficit of $5,555,983. We have incurred net losses from operations of $1,254,046, $1,621,740 and $977,155 for the six months ending June 30, 2005 and the fiscal years ending December 31, 2004 and December 31, 2003, respectively. We had negative cash flows from operations of $770,749, $1,664,301 and $694,016 for the six months ending June 30, 2005 and the fiscal years ending December 31, 2004 and December 31, 2003, respectively. We anticipate that the sales of our products will not be sufficient enough to sustain our operations, and further anticipate that after such introductions we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. Our independent auditors have added an explanatory paragraph to their report for the year ended December 31, 2004 stating that our net losses from operations, negative cash flows from operations and accumulated deficits raise substantial doubt about our ability to continue as a going concern. To date, our operations have been funded primarily through equity financings totaling $9,639,566. We believe that we will have enough funding to meet our cash needs and continue our operations into early 2007.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

AS A COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Since our incorporation on November 22, 2002, we have primarily been and continue to be involved in development of products using our power inlay technology and marketing these products under development to industry partners. In 1998, Alan Finkelstein commenced commercialization of our first product, the LensCard, and entered into license agreements with banks and credit card issuers, most of which have terminated. After discovering the possibility of placing power into an International Organization of Standards (ISO) compliant card, we began to focus our efforts on the development of our power inlay technology and not on the marketing of the LensCard. For these reasons, we expect that future orders for the LensCard will be substantially less. Although management believes that our power inlay technology and products under development have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are unsuccessful in developing our business, the common stock you receive may never have value.

WE HAVE AN ACCUMULATED DEFICIT OF $5,555,983 AS OF JUNE 30, 2005 AND HAVE RECEIVED AN OPINION FROM OUR AUDITORS REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN, AND WE MAY NEVER ACHIEVE PROFITABILITY.

We have incurred significant net losses every year since our inception, including net losses of $1,254,846, $1,621,740, and $977,155 for the six months ending June 30, 2005 and the fiscal years ending December 31, 2004 and December 31, 2003, repectively.. As of June 30, 2005, we had an accumulated deficit of $5,555,983. These losses have resulted principally from expenses incurred in our research and development programs and general and administrative expenses. To date, we have not yet generated significant recurring revenues. Our limited revenues that derive from sales of the LensCard and the limited revenues that we may receive from sales of the LightCard have not been and will not continue to be sufficient to sustain our operations. We anticipate that we will continue to incur substantial operating losses based on projected sales revenues less manufacturing, general and administrative and other operating costs for an indefinite period of time. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future, notwithstanding any anticipated revenues we may receive when our power-based card enhancement products are initially introduced to markets, due to the significant costs associated with the development and marketing of our products. No assurances can be given when we will ever be profitable.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the financial statements for each of the years ended December 31, 2004 and 2003 relative to the substantial doubt about our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TO BE SUCCESSFUL WE MAY REQUIRE ADDITIONAL CAPITAL.

Our current resources will be sufficient to fund operations through early 2007. As we are in the early stage of manufacturing and have not sold substantial quantities of our products, we are unable to determine the amount of additional capital we will need to become successful. We currently do not have any binding commitments for, or readily available sources of, additional financing and will not receive any proceeds from this offering. As noted in the prior risk factor addressing our accumulated deficit of $5,555,983 as of June 30, 2005, we anticipate that the sales of our products will not be sufficient enough to sustain our operations, and further anticipate that after such introductions we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, AND WE WILL BE UNABLE TO MANUFACTURE OR DELIVER OUR PRODUCTS IF SHIPMENTS FROM THESE SUPPLIERS ARE INTERRUPTED OR ARE NOT SUPPLIED ON A TIMELY BASIS.

We obtain the battery, a key component for our power inlay technology, from a single source on a purchase order basis from Solicore, Inc. We believe that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which would disrupt our operations, delay production for up to six months and impair our ability to manufacture and sell our products.

We obtain the display, a key component for the DisplayCard, from a single source, SmartDisplayer. On July 25, 2005, we entered into a three year exclusive agreement with SmartDisplayer whereby as long as we meet minimum monthly purchase requirements we maintain our exclusivity with SmartDisplayer. We believe that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which would disrupt our operations, delay production for up to 6 months and impair our ability to manufacture and sell our DisplayCard.

Our dependence upon outside suppliers exposes us to risks, including:

o the possibility that our suppliers could terminate their services at any time;

o the potential inability of our suppliers to obtain required components or products;

o reduced control over pricing, quality and timely delivery, due to the difficulties in switching to alternative suppliers;

o the potential delays and expense of seeking alternative sources of suppliers; and

o     increases in prices of key components.

IF WE ARE NOT ABLE TO DEVOTE ADEQUATE RESOURCES TO PRODUCT DEVELOPMENT AND COMMERCIALIZATION, WE MAY NOT BE ABLE TO DEVELOP OUR PRODUCTS.

Our business strategy is to develop and market new products using our power inlay technology that can enhance payment and other information-bearing plastic cards. We believe that our revenue growth and profitability, if any, will substantially depend upon our ability to:

o     continuing to fund research and development endeavors;

o     complete development of new products; and

o     successfully introduce and commercialize new products.

FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS COULD ENABLE THIRD PARTIES TO USE OUR TECHNOLOGY, OR VERY SIMILAR TECHNOLOGY, AND COULD REDUCE OUR ABILITY TO COMPETE IN THE MARKET, AND ANY PROPRIETARY RIGHTS LITIGATION COULD BE TIME CONSUMING AND EXPENSIVE TO PROSECUTE AND DEFEND.

Establishment of patents and other proprietary rights is important to our success and our competitive position. Performance in the payment card industry can depend, among other factors, on patent protection. Our policy is to identify patentable inventions developed by our company, and to seek to acquire patent rights for such inventions. Many of our current patents on the LensCard begin to expire in 2012. We mainly develop and patent technology in the fields of card enhancements and methods of card manufacturing. We seek to obtain a reasonably broad territorial protection for our patented technologies. We usually file initial patent applications in the United States, and subsequently file corresponding applications in foreign countries depending on the relevant circumstances. We may elect to forego patent protection for some of our proprietary technologies and treat such technologies as trade secrets. Despite our efforts to establish and protect our patents, trade secrets or other proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of establishing and protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around our patents or our other proprietary rights.

Due to the importance of proprietary technology in the payment card industry, our business involves a risk of overlap with third party patents and subsequent litigation with competitors or patent-holders. Any claims, with or without merit, could be time-consuming, result in costly litigation, or cause us to enter into licensing agreements.

WE DEPEND ON KEY PERSONNEL IN A COMPETITIVE MARKET FOR SKILLED EMPLOYEES, AND FAILURE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL COULD SUBSTANTIALLY HARM OUR BUSINESS.

We rely to a substantial extent on the management, marketing and product development skills of our key employees, particularly Alan Finkelstein, our co-founder and chief executive officer, Bennet Price-Lientz Tchaikovsky, our chief financial officer, and Murdoch Henretty, our chief technology officer, to formulate and implement our business plan, including the development of our power inlay technology. Our success depends to a significant extent upon our ability to retain and attract key personnel. Competition for employees can be intense in the payment card industry and the process of locating key personnel with the right combination of skills is often lengthy. The loss of the services of our key personnel may significantly delay or prevent the achievement of product development and could have a material adverse effect on us.

IF OUR FUTURE PRODUCTS DO NOT ACHIEVE A SIGNIFICANT LEVEL OF MARKET ACCEPTANCE, IT IS HIGHLY UNLIKELY THAT WE EVER WILL BECOME PROFITABLE.

To our knowledge, no credit card issuers have adopted power-based card enhancements to date using our power inlay technology on a mass quantity basis. As a result, our ability to enable issuers to improve and add card functionality, reduce attrition and increase acquisition rates, and enhance security and anti-fraud protection for customers through power-based card enhancements has yet to be proven. The commercial success of our future products will depend upon the adoption of our power inlay technology as a preferred method of applying card enhancements to payment cards. In order to be successful, our future products must meet the technical and cost requirements for card enhancements within the payment card industry. Market acceptance will depend on many factors, including:

o our ability to convince prospective strategic partners and customers to adopt our products;

o the willingness and ability of prospective strategic partners and customers to adopt our products; and

o     our ability to sell and service sufficient quantities of our products.

Because of these and other factors, our products may not achieve market acceptance. If our products do not achieve a significant level of market acceptance, demand for our future products will not develop as expected and it is highly unlikely that we ever will become profitable.

WE HAVE GRANTED THIRD PARTIES SUBSTANTIAL MARKETING RIGHTS TO CERTAIN OF OUR PRODUCTS AND PRODUCTS UNDER DEVELOPMENT. IF THE THIRD PARTIES ARE NOT SUCCESSFUL IN MARKETING OUR PRODUCTS WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS.

Our agreements with our corporate marketing partners generally contain no minimum purchase requirements in order for them to maintain their exclusive marketing rights. We have entered into an agreement with VISA to market certain of our products that we are currently developing to VISA's regional offices and member banks. One or more of these marketing partners may not devote sufficient resources to marketing our products. Furthermore, although VISA has agreed not to promote power-enabling technologies from other parties, there is nothing to prevent VISA from pursuing non-power alternative technologies or products that may compete with our products. In the future, third party marketing assistance may not be available on reasonable terms, if at all. If any of these events occur, we may not be able to commercialize our products, which could negatively impact our results of operations or substantially limit our ability to execute our business strategy.

WE MAY EXPERIENCE CUSTOMER CONCENTRATION IN THE FINANCIAL CARD MARKETPLACE, WHICH MAY EXPOSE US TO ALL OF THE RISKS FACED BY OUR POTENTIAL MATERIAL CUSTOMERS.

Since our agreement with VISA requires us to not offer or provide our power inlay technology to certain other major credit card issuers for a period of at least two years, we may experience customer concentration in the financial card marketplace. Until and unless we secure multiple customer relationships, we may experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we may be dependent on any single customer, we could be subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

THE POWER INLAY TECHNOLOGY HAS NOT BEEN PROVEN IN FULL SCALE PRODUCTION. FAILURE TO DEVELOP THE PROTOTYPE SCALE INTO MASS PRODUCTION MAY HAVE A MATERIAL NEGATIVE EFFECT ON OUR BUSINESS STRATEGY AND OPERATIONS.

Our power inlay technology has been proven during the manufacture of cards in prototype quantities. Furthermore, we have developed an automated process in our laboratory and are now taking steps towards mass production. However, our product has yet to be proven to be manufactured in full scale mass production. We are applying our own resources and are also working in cooperation with other companies that have specialized technical expertise related to the manufacturing process of power inlay technology for ISO-compliant credit cards. We have entered into agreements with these other companies to protect confidential information exchanged by the parties and expect to enter into further agreements that will grant us ownership or exclusive license rights to the manufacturing process of the power inlay technology for use in credit and other information-bearing plastic cards. Failure to secure or maintain exclusive rights or failure of the prototype technology to successfully transfer to full scale production, without the use of proprietary technology of others, may have a material negative effect on our business strategy and operations.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND CAPACITY AND WILL RELY SUBSTANTIALLY ON THIRD-PARTY MANUFACTURERS. THE LOSS OF ANY THIRD-PARTY MANUFACTURER COULD LIMIT OUR ABILITY TO LAUNCH OUR PRODUCTS IN A TIMELY MANNER, OR AT ALL.

To be successful, we must manufacture, or contract for the manufacture of, our future products in compliance with industry standards and on a timely basis, while maintaining product quality and acceptable manufacturing costs. As discussed in the risk factor above, we are working in cooperation with other companies that have specialized technical expertise related to the manufacturing process of our power inlay technology for ISO-compliant credit cards. We also currently use a limited number of sources for most of the supplies and services that we use in the manufacturing of our power inlay technology and prototypes. We do not have agreements with our suppliers. Our manufacturing strategy presents the following risks:

o delays in the quantities needed for product development could delay commercialization of or products in development;

o if we need to change to other commercial manufacturers, any new manufacturer would have to be educated in, or develop substantially equivalent processes necessary for the production of our products;

o if market demand for our products increases suddenly, our current manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand; and

o we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

Any of these factors could delay commercialization of our products under development, entail higher costs and result in our being unable to effectively sell our products.

RISKS RELATED WITH OWNERSHIP OF OUR SECURITIES

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There can be no assurance that an active trading market will be maintained. Trading of securities on the Over-the-Counter Electronic Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE APPLICATION OF THE PENNY STOCK RULES COULD ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be a "low-priced" security under the "penny stock" rules promulgated under the Securities Exchange Act of 1934. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE YOUR RETURN ON AN INVESTMENT IN OUR COMMON STOCK.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY DEPRESS OUR STOCK PRICE.

Upon effectiveness of this prospectus, and based on the number of shares outstanding as of October 19, 2005, we will have 17,964,566 shares of common stock outstanding. The 10,980,100 shares in this offering, assuming conversion of warrants for 4,147,600 shares of common stock, will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

In addition, we intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register 1,585,000 shares of our common stock underlying options granted to our officers, directors, employees and consultants and 630,000 shares of common stock reserved for issuance under our 2004 Stock Incentive Plan. These shares, if issued in accordance with these plans, will be eligible for immediate sale in the public market, subject to volume limitations.

If our stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall. The sale of a large number of shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

Our certificate of incorporation currently authorizes our board of directors to issue up to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of October 19, 2005, after taking into consideration our outstanding common and preferred shares, our board of directors will be entitled to issue up to 22,987,301 additional common shares and 5,000,000 preferred shares. The power of the board of directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of our stock is generally not subject to stockholder approval.

We may require additional working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

WE ARE CONTROLLED BY OUR PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS, AND AS A RESULT, THE TRADING PRICE FOR OUR SHARES MAY BE DEPRESSED AND THESE STOCKHOLDERS CAN TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.

Our principal stockholders, executive officers and directors, in the aggregate, beneficially own approximately 17.4% of our common stock including warrants and options held by each principal stockholder, executive officer and director that are exercisable within 60 days of November 7, 2005. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.

OUR INCORPORATION DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK, WHICH MAY INHIBIT AN ATTEMPT BY OUR STOCKHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT.

Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. Some of these provisions:

o authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders;

o     prohibit stockholders from calling special meetings;

o prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

o establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

o prohibit stockholder action by written consent, requiring all stockholder actions to be taken at a meeting of our stockholders.

In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis" and "Business," contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

o our ability to complete development of our power inlay technology and products under development;

o     our ability to market and manufacture our future products;

o our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

o     our ability to raise additional capital when we need it.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "expects," "intends," "plans," "anticipates," "believes," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $50,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

                              SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of ownership of our securities except for Bradley Ross, who was CFO until July 5, 2004 and Forest Finkelstein, son of Alan Finkelstein, who was Executive Vice President - Strategic Planning and Marketing until March 31, 2004. Forest Finkelstein continues to provide services to our company on a consulting basis. This prospectus covers securities that Bradley Ross and Forest Finkelstein each purchased pursuant to the private placement we completed on October 19, 2005.

The following table also provides certain information with respect to the selling stockholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

The selling stockholders may transfer, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post effective amendments, as required.

The shares described in the following table include shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, common stock issued pursuant to a securities purchase agreement dated December 23, 2003 and 82,500 other shares of common stock. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling stockholders are or were affiliated with broker-dealers, other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with the private placement that closed on October 19, 2005. See our discussion entitled "Plan of Distribution" for further information regarding the method of distribution of these shares.

------------------------------------------------------------------------------------------------------------------------
                                                                                      NUMBER OF
                                NUMBER OF SHARES          NUMBER OF                  SHARES OWNED       PERCENTAGE
     NAME OF SELLING              OWNED BEFORE           SHARES BEING                   AFTER           OWNED AFTER
       STOCKHOLDER                OFFERING                 OFFERED                    OFFERING(1)       OFFERING(1)
------------------------------------------------------------------------------------------------------------------------
  APEX Investment Fund
  (Schlesinger) (1)                300,000                  300,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Bear Stearns Securities
  Corp. Custodian FBO J. Steven    600,000                  600,000                         0                0
  Emerson Roth IRA (2)
------------------------------------------------------------------------------------------------------------------------
  Bear Stearns Securities
  Corp. Custodian FBO J. Steven    600,000                  600,000                         0                0
  Emerson IRA R/O II (3)
------------------------------------------------------------------------------------------------------------------------
  Bradley Ross (4)               2,026,022                  900,000                 1,126,022              6.3%
------------------------------------------------------------------------------------------------------------------------
  Bristol Investment Fund,
  Ltd.(5)                          165,000                   82,500                    82,500                *
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                      NUMBER OF
                                NUMBER OF SHARES          NUMBER OF                  SHARES OWNED       PERCENTAGE
     NAME OF SELLING              OWNED BEFORE           SHARES BEING                   AFTER           OWNED AFTER
       STOCKHOLDER                OFFERING                 OFFERED                    OFFERING(1)       OFFERING(1)
------------------------------------------------------------------------------------------------------------------------
  Bruce Friedman (6)                75,000                   75,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  CE Unterberg, Towbin, LLC (7)    117,600                  117,600                         0                0
------------------------------------------------------------------------------------------------------------------------
  Charles B. Runnels Family Trust
  DTD 10-14-93 Charles B. Runnels
  & Amy Jo Runnels TTEES (8)        37,500                   37,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Cort Wagner (9)                    7,500                    7,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  David Hsu & Michael Tan (10)       9,000                    9,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  David Mun Gavin (11)              37,500                   37,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Diana Kessler (12)               250,000                  125,000                   125,000                *
------------------------------------------------------------------------------------------------------------------------
  Doug Stone (13)                   75,000                   75,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Eugene Hong (14)                  43,500                   43,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Forest Finkelstein (15)        1,308,000                  280,500                 1,027,500              5.7%
------------------------------------------------------------------------------------------------------------------------
  G. Tyler Runnels or Jasmine
  Niklas Runnels TTEES The Runnels
  Family Trust DTD 1-11-2000 (16)  277,500                  277,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  High Tide LLC (17)               277,500                  277,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Jay Juch (18)                     75,000                   75,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Jill Cook (19)                    37,500                   37,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  JMG Capital Partners LP (20)   1,350,000                1,350,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  JMG Triton Offshore Fund LTD
  (21)                           1,350,000                1,350,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  John Davies (22)                 375,000                  375,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  John W. Galuchie, Jr (23)         75,000                   75,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Joseph Friedman (24)              15,000                   15,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Joseph H. Merback & Tema N.
  Merback Co-TTEE FBO Merback
  Family Trust UTD 8-30-89 (25)    150,000                  150,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Michael Santoro (26)              15,000                   15,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  MM&B Holdings, a California
  General Partnership (27)         450,000                  450,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Moon Hahn (28)                    18,000                   18,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  O. Allen Cassel (29)              15,000                   15,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Paul Kessler (30)                250,000                  125,000                   125,000                *
------------------------------------------------------------------------------------------------------------------------
  Paul L. Feinstein (31)            37,500                   37,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Paul L. Feinstein & Anna M.
  Feinstein (32)                    15,000                   15,000                         0                0
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                      NUMBER OF
                                NUMBER OF SHARES          NUMBER OF                  SHARES OWNED       PERCENTAGE
     NAME OF SELLING              OWNED BEFORE           SHARES BEING                   AFTER           OWNED AFTER
       STOCKHOLDER                OFFERING                 OFFERED                    OFFERING(1)       OFFERING(1)
------------------------------------------------------------------------------------------------------------------------
  Rick Genow (33)                   52,500                   52,500                         0                0
------------------------------------------------------------------------------------------------------------------------
  Rodger Bemel (34)                300,000                  300,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Seowoo Chang (35)                 15,000                   15,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Steven B. Dunn (36)              375,000                  375,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  T.R. Winston & Company,
  LLC (37)                         780,000                  780,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  St. Cloud Investments
  Ltd (38)                       1,500,000                1,500,000                         0                0
------------------------------------------------------------------------------------------------------------------------
  Wuthipong & Lisa
  Tantaksinanukij (39)               9,000                    9,000                         0                0
------------------------------------------------------------------------------------------------------------------------
           TOTAL                13,466,122               10,980,100
------------------------------------------------------------------------------------------------------------------------

*     Indicates less than 1%

(1) The natural person with voting and investment decision power for the selling stockholder is Peter Schlesinger. Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to APEX Investment Fund pursuant to the Securities Purchase Agreement dated October 19, 2005.

(2) The natural person with voting and investment decision power for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp Custodian FBO J. Steven Emerson Roth IRA pursuant to the Securities Purchase Agreement dated October 19, 2005.

(3) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp. Custodian FBO J. Steven Emerson IRA R/O II pursuant to the Securities Purchase Agreement dated October 19, 2005.

(4) Includes a warrant to purchase 300,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bradley Ross pursuant to the Securities Purchase Agreement dated October 19, 2005.

(5) Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities.

(6) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bruce Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(7) The natural person with voting and investment decision power for the selling stockholder is Michael Marcus. Represents a warrant to purchase 117,600 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to CE Unterberg Towbin, LLC in conjunction with the financing that closed on October 19, 2005.

(8) The natural person with voting and investment decision power for the selling stockholder is Charles B. Runnels. Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Charles B. Runnels Family Trust DTD 10-14-93 Charles B. Runnels & Amy Jo Runnels TTEES pursuant to the Securities Purchase Agreement dated October 19, 2005.

(9) Includes a warrant to purchase 2,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Cort Wagner pursuant to the Securities Purchase Agreement dated October 19, 2005.

(10) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Hsu & Michael W. Tan pursuant to the Securities Purchase Agreement dated October 19, 2005.

(11) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Mun Gavin pursuant to the Securities Purchase Agreement dated October 19, 2005.

(12) This security was issued to Diana Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003.

(13) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Doug Stone pursuant to the Securities Purchase Agreement dated October 19, 2005.

(14) Includes a warrant to purchase 14,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Eugene Hong pursuant to the Securities Purchase Agreement dated October 19, 2005.

(15) Includes a warrant to purchase 93,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Forest Finkelstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(16) The natural person with voting and investment decision power for the selling stockholder is G. Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust DTD 1-11-2000 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(17) The natural person with voting and investment decision power for the selling stockholder is Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to High Tide, LLC pursuant to the Securities Purchase Agreement dated October 19, 2005.

(18) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Jay Juch pursuant to the Securities Purchase Agreement dated October 19, 2005.

(19) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Jill Cook pursuant to the Securities Purchase Agreement dated October 19, 2005.

(20) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Capital Partners, LP pursuant to the Securities Purchase Agreement dated October 19, 2005.

(21) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Triton Offshore Fund, Ltd pursuant to the Securities Purchase Agreement dated October 19, 2005.

(22) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John Davies pursuant to the Securities Purchase Agreement dated October 19, 2005.

(23) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John
W. Galuchie, Jr pursuant to the Securities Purchase Agreement dated October 19, 2005.

(24) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(25) The natural person with voting and investment decision power for the selling stockholder is Joseph H. Merback. Includes a warrant to purchase 50,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph H. Merback & Tema N. Merback Co-TTEE FBO Merback Family Trust UTD 8-30-89 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(26) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Michael Santoro pursuant to the Securities Purchase Agreement dated October 19, 2005.

(27) The natural person with voting and investment decision power for the selling stockholder is Brian Ezralow. Includes a warrant to purchase 150,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to MM&B Holdings, a California General Partnership pursuant to the Securities Purchase Agreement dated October 19, 2005.

(28) Includes a warrant to purchase 6,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Moon Hahn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(29) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to O. Allen Cassel pursuant to the Securities Purchase Agreement dated October 19, 2005.

(30) This security was issued to Paul Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003.

(31) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Paul
L. Feinstein pursuant to the Securities Purchase Agreement dated October 19,
2005.

(32) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Paul
L. Feinstein & Anna M. Feinstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(33) This includes a warrant to purchase 17,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rick Genow pursuant to the Securities Purchase Agreement dated October 19, 2005.

(34) Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rodger Bemel pursuant to the Securities Purchase Agreement dated October 19, 2005.

(35) This includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Seowoo Chang pursuant to the Securities Purchase Agreement dated October 19, 2005.

(36) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Steven
B. Dunn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(37) The natural person with voting and investment decision power for the selling stockholder is Tyler Runnels. Includes a warrant to purchase 780,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to T.R. Winston & Company, LLC in conjunction with the financing that we closed on October 19, 2005.

(38) The natural person with voting and investment decision power for the selling stockholder is Nancy Main. Includes a warrant to purchase 500,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to St. Cloud Investments, Ltd. pursuant to the Securities Purchase Agreement dated October 19, 2005.

(39) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Wuthipong & Lisa Tantaksinanukij pursuant to the Securities Purchase Agreement dated October 19, 2005.

                              PLAN OF DISTRIBUTION

We are registering 10,980,100 shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

o     through the OTC Bulletin Board at prevailing market prices; or

o through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

Neither the selling stockholders nor InCard can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i)October 19, 2007, (ii) the date that all shares covered by this prospectus have been sold, or (iii) the date that all shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144(k) as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected selling stockholders.

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceeding, nor to the knowledge of management, are any legal proceedings threatened against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the normal course of business.

                                   MANAGEMENT

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        INITIAL ELECTION OR
              NAME                 AGE                POSITION HELD                                     APPOINTMENT DATE
---------------------------------------------------------------------------------------------------------------------------------
  Alan Finkelstein                 55                 Director, President, Chief Executive              November 22, 2003
                                                      Officer and Secretary
---------------------------------------------------------------------------------------------------------------------------------
  Bennet Price-Lientz Tchaikovsky  36                 Chief Financial Officer                           July 6, 2004
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        INITIAL ELECTION OR
              NAME                 AGE                POSITION HELD                                     APPOINTMENT DATE
---------------------------------------------------------------------------------------------------------------------------------
  Murdoch Henretty                 64                 Chief Technology Officer                          November 22, 2003
--------------------------------------------------------------------------------------------------------------------------------
  John A. Ward, III                58                 non-executive Chairman                            November 22, 2003
--------------------------------------------------------------------------------------------------------------------------------
  Donald Joyce                     53                 Director                                          November 22, 2003
--------------------------------------------------------------------------------------------------------------------------------
  George Hoover                    58                 Director                                          November 22, 2003
--------------------------------------------------------------------------------------------------------------------------------

Messrs. Finkelstein and Lientz provide their services as executive officers on a full-time permanent basis. Mr. Henretty provides his services on a part-time basis. On average, Mr. Henretty devotes between 5-25% of his time to InCard depending upon the nature of the projects he is working on.

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board's discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BUSINESS EXPERIENCE

ALAN FINKELSTEIN, one of our founders, has served as our President, Chief Executive Officer and Secretary since December 2002 and as director since our inception in November 2002. Mr. Finkelstein presently serves as our director and served as our Chairman from our inception until October 17, 2005. Prior to November 2002, Mr. Finkelstein was a sole proprietor. He invented the LensCard and developed it from conceptualization in 1991 through design, patent acquisition, the formulation of a marketing strategy and issuance to credit card companies commencing in October 1998. Mr. Finkelstein serves as a member on the Joint Technical Committee on Information Technology for the International Organization of Standardization (ISO). Since 2000, he has served on the International Electrotechnical Commission (IEC). He is also a member of the National Committee for Information Technology Standards, the U.S. subgroup of the ISO and the IEC.

BENNET PRICE-LIENTZ TCHAIKOVSKY. has served as our Chief Financial Officer since July 2004. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc., a company that produces trade shows for the woodworking industry. From December 2000 through June 2002, Mr. Tchaikovsky served as Interim Chief Financial Officer and Chief Financial Officer of Digital Lava. From January 2000 to November 2000, Mr. Tchaikovsky served as the Chief Financial Officer of Harvest Solutions, Inc., a service provider of Internet tracking and reporting software solutions for companies. From February 1999 to October 1999, Mr. Tchaikovsky served as Controller for Rainmaker Digital Pictures, a subsidiary of Rainmaker Entertainment Group, a post production and visual effects company. From February 1998 through February 1999, Mr. Tchaikovsky served as Assistant Controller for Digital Domain, Inc., a provider of visual effects for commercial and film production. During 1996 and 1997, Mr. Tchaikovsky worked as an independent forensic accountant and financial consultant. Mr. Tchaikovsky previously worked as a senior associate at Coopers & Lybrand, LLP and internal auditor for California Federal Bank, Inc. He is a licensed Certified Public Accountant and an attorney in the State of California. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

MURDOCH HENRETTY has served as our Chief Technology Officer since November 2003. From July 1983 to March 2003, Mr. Henretty was the Director of Product Manufacturing & Secure Technology at Visa International Services Association
(VISA). During his tenure with VISA, he oversaw the physical security at vendor facilities for the global operation of the VISA Vendor Program and was responsible for its growth from 70 to over 250 vendors. Mr. Henretty's innovative programs at VISA have included the set-up of a card counterfeit recovery unit, the initiation of global counterfeit recognition programs, and the introduction of advanced security printing technologies and holographics. In addition to launching many more authentication and security programs, Mr. Henretty was VISA's representative to the International Organization of Standardization (ISO) and the American National Standards Institute (ANSI), and was the Chairman of the Europay MasterCard VISA (EMV) Working Group for the development of a global Vendor Security Standards Manual. From 1991 through 1995, Mr. Henretty was also the Chairman of the T/Checque Fraud Control Association Working Group that included representatives from the security printing industry and issuing authorities. Representatives from industry included, Thomas De La Rue, American Banknote, Gieseke & Devrient, Arjomarie and Portals Paper, Leonard Kurz, and representatives from the issuing authorities included, VISA, Amex, MasterCard, Thomas Cook, Citicorp, and Barclay's Bank. During this period he led the team in the development of industry standards to protect security documents (mainly travelers checks and passports) against replication by color copying and patented a method and apparatus for recording magnetic information on travelers checks. During the time period 1998 through 2002 Mr. Henretty was a member of the Bank Card Fraud Control Association and played a leading roll in educating law enforcement in counterfeit recognition and the development of a global counterfeit recognition program for financial cards. Members of this group included the US Secret Service, Hong Kong Police, Royal Mounted Canadian Police, Metropolitan Police and Interpol. During this period Mr. Henretty introduced a global program that provided law enforcement with information for cross-border tracking of counterfeit activity by organized crime groups. Prior to working for VISA, Mr. Henretty was responsible for technical sales at Jeffries Banknote Company and acted as a consultant for the Central Bank of the Philippines during the initial operation of their Gold Refinery, Mint and Security Printing Plant. He was graduated from the Imperial Chemical Industries (ICI) in Scotland with a degree in Work Study and Industrial Engineering, and also received a diploma in Business Management from the British Institute of Management.

JOHN A. WARD, III has served as our non-executive Chairman of the Board since October 17, 2005 and has served as our director since November 2003. Mr. Ward also serves as Chairman and interim CEO of Doral Financial, a diversified financial services company based in Puerto Rico. He was previously Chairman and CEO of The American Express Bank where he served as Chairman, CEO, and President of the Travelers Cheque Group. Prior to joining American Express, Mr. Ward served as Executive Vice President of the Chase Manhattan Bank, a financial services provider, as well as Chief Executive Officer of Chase Bankcard Services. Mr. Ward serves on the boards of the following public companies: Doral Financial Corporation, Rewards Network, Primus Guaranty, Ltd., and CoActive Marketing Group.

DR. DONALD JOYCE has served as our director since November 2003. Since April 2001, Dr. Joyce has been Deputy Director of the University of Chicago Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

GEORGE W. HOOVER, II has served as our director since November 2003. Mr. Hoover has been a partner in the intellectual property law firm of Blakely Sokoloff Taylor & Zafman, LLP since 1992. Prior to entering the legal profession, Mr. Hoover was with Hughes Aircraft Company for fifteen years as an engineer and manager engaged in the design and development of aerospace electronic systems. Mr. Hoover received a B.S. in Engineering-Physics from the University of California at Berkeley, an M.B.A. from the University of California at Los Angeles and a J.D. (magna cum laude) from Loyola Law School (Los Angeles).

Our board of directors currently consists of four members and presently has one open position. Our bylaws provide that our directors will be elected at each annual meeting of the stockholders. Their term of office will run until the next annual meeting of the stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

No individual on our board of directors possesses all of the attributes of an audit committee financial expert and no one on our board of directors is deemed to be an audit committee financial expert. In forming our board of directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Mr. Tchaikovsky, our Chief Financial Officer, serves as our financial expert regarding generally accepted accounting principals and general application of such principles in connection with the accounting for estimates and accruals, including an understanding of internal control procedures and policies over financial reporting, and maintains sufficient experience preparing auditing, analyzing or evaluating financial statements in such depth and breadth as may be required of an audit committee financial expert. However, Mr. Tchaikovsky is not an elected director of the company. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our board of directors, however, we are not, at this time, able to compensate such a person. Therefore, we may find it difficult to attract such a candidate.

DIRECTOR COMPENSATION

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for reasonable expenses incurred in attending board meetings. On October 12, 2004, we granted Messrs. Hoover, Joyce and Ward options to purchase 50,000, 50,000 and 250,000 shares of our common stock, respectively, at $1.00 per share. On October 17, 2005, we granted Mr. Ward 250,000 options and and Mr. Finkelstein 100,000 options each at $1.00 per share. All of the options granted to Messrs. Hoover, Joyce, Finkelstein and Ward vest as to 20% of the shares on each anniversary of their respective dates on the grant date of option.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock as of November 7, 2005 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock , (ii) each of our directors and executive officers, and
(iii) all of our directors and executive officers as a group. Unless otherwise stated, their address is c/o Innovative Card Technologies, Inc., 11601 Wilshire Boulevard, Suite 2160, Los Angeles, California 90025.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of November 7, 2005, there were 17,964,566 shares of common stock issued and outstanding. With respect to the table below, we have based our calculation of the percentage of beneficial ownership of 17,964,566 shares of common stock outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of November 7, 2005. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

                                  COMMON STOCK

-------------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SHARES OF                       PERCENTAGE OF
NAME OF DIRECTOR, OFFICER AND BENEFICIAL                         COMMON STOCK                    OUTSTANDING SHARES OF
               OWNER                                          BENEFICIALLY OWNED                       COMMON STOCK
-------------------------------------------------------------------------------------------------------------------------
Named Executive Officers and Directors:
-------------------------------------------------------------------------------------------------------------------------
Alan Finkelstein(1)                                                    2,857,947                                  15.8%
-------------------------------------------------------------------------------------------------------------------------
Bennet Price-Lientz Tchaikovsky (2)                                       82,500                                     *
-------------------------------------------------------------------------------------------------------------------------
Murdoch Henretty(3)                                                       60,000                                     *
-------------------------------------------------------------------------------------------------------------------------
John A. Ward, III(1)                                                     100,000                                     *
-------------------------------------------------------------------------------------------------------------------------
Donald Joyce(4)                                                           20,000                                     *
-------------------------------------------------------------------------------------------------------------------------
George Hoover(4)                                                          70,000                                     *
-------------------------------------------------------------------------------------------------------------------------
Five Percent Stockholders of Common Stock:
-------------------------------------------------------------------------------------------------------------------------
Luc Berthoud(5)                                                        1,502,000                                   8.4%
-------------------------------------------------------------------------------------------------------------------------
Forest Finkelstein                                                     1,214,500                                   6.8%
-------------------------------------------------------------------------------------------------------------------------
Paul Kessler(6)                                                        1,025,000                                   5.7%
-------------------------------------------------------------------------------------------------------------------------
St. Cloud Investments, Ltd.(7)                                         1,000,000                                   5.6%
-------------------------------------------------------------------------------------------------------------------------
J. Steven Emerson                                                      1,000,000                                   5.6%
-------------------------------------------------------------------------------------------------------------------------
JMG Capital Partners, Ltd.(8)                                            900,000                                   5.0%
-------------------------------------------------------------------------------------------------------------------------
JMG Triton Offshore Fund, Ltd. (9)                                       900,000                                   5.0%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SHARES OF                     PERCENTAGE OF
NAME OF DIRECTOR, OFFICER AND BENEFICIAL                             COMMON STOCK                    OUTSTANDING SHARES OF
               OWNER                                              BENEFICIALLY OWNED                      COMMON STOCK
-------------------------------------------------------------------------------------------------------------------------
Bradley Ross(10)                                                        1,736,022                              9.6%
-------------------------------------------------------------------------------------------------------------------------
Karim Souki(11)                                                         1,747,816                              9.7%
-------------------------------------------------------------------------------------------------------------------------
All Officers and Directors as a Group (6 persons)(12)                   3,190,447                             17.4%
-------------------------------------------------------------------------------------------------------------------------

* Less than one percent beneficially owned.

(1) Includes options to purchase 100,000 shares vested and exercisable within 60 days of November 7, 2005.

(2) Includes options to purchase 30,000 shares vested and exercisable within 60 days of November 7, 2005.

(3) Includes options to purchase 60,000 shares vested and exercisable within 60 days of November 7, 2005.

(4) Includes options to purchase 20,000 shares vested and exercisable within 60 days of November 7, 2005.

(5) Includes 750,000 shares of common stock held by Merco Trustees (BVI) Limited, as Trustees of Berthoud Family Trust. The business address for Luc Berthoud is Ebel Strasse 46, 8044 Zurich, Switzerland.

(6) Includes 250,000 shares of common stock held by Mr. Kessler's wife, Diana Derycz-Kessler. Includes 250,000 shares of common stock held by Paul Kessler. Also includes 525,000 shares held by Bristol Investment Fund, Ltd. Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities. The business address for Paul Kessler is c/o Bristol Capital Advisors, LLC, 10990 Wilshire Blvd., Suite 1410, Los Angeles, CA 90024.

(7) Ms. Nancy Main is the natural person with voting and investment decision power of this entity. The business address for Nancy Main is 928 E. Ojai Avenue, Ojai, CA 93023.

(8) Mr. Jonathan Glaser is the natural person with voting and investment decision power of this entity. The business address for Jonathan Glaser is 11601 Wilshire Blvd. Suite 2180, Los Angeles, CA 90025.

(9) Mr. Jonathan Glaser is the natural person with voting and investment decision power of this entity. The business address for Jonathan Glaser is 11601 Wilshire Blvd. Suite 2180, Los Angeles, CA 90025.

(10) Includes 10,000 shares held by Mr. Ross's daughter, Raquel Ross, of which Mr. Ross disclaims beneficial ownership. Mr. Ross's business address is c/o Bemel & Ross, 11601 Wilshire Blvd., #2160, Los Angeles, California 90025.

(11) Includes 1,747,816 shares held by BSR Investment Ltd. The natural person with voting and investment decision power for this entity is Karim Souki. The business address for Karim Souki is 12 Quarrendon Street, London SW6 3SU.

(12) Includes options to purchase 330,000 shares vested and exercisable within 60 days of November 7, 2005.

CHANGE OF CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change in control of the company.

                            DESCRIPTION OF SECURITIES

GENERAL

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share.

COMMON STOCK

The securities being offered by the selling stockholders are shares of our common stock. As of November 7, 2005, there were issued and outstanding, 17,964,566 shares of common stock that were held of record by 98 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities, The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

Please review our certificate of incorporation, as amended, and bylaws, copies of which have been filed with the SEC, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our shares.

The holders of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding, all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

As of November 7, 2005, we have no shares of preferred stock outstanding. On
May 5, 2005, a registration statement was declared effective by the SEC thereby converting 2,843,500 shares of Series A preferred stock to common stock on a one for one basis. Pursuant to our certificate of incorporation, as amended, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock. Our board will also have the authority, without the approval of the stockholders, to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Preferred stock could thus be issued with terms that could delay or prevent a change in control of InCard or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

WARRANTS

As of November 7, 2005, there were outstanding warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share and outstanding warrants to purchase 4,433,133 shares of our common stock at an exercise price of $1.25 per share. All of the warrants are immediately exercisable, unless the ownership of such warrants would cause the holder to exceed his ownership percentage by 9.9% in which case the warrants are not exercisable unless the holder of such warrant waives such condition and 61 days thereafter, the warrants become exercisable.

Of the 2,400,000 shares, the right to purchase 100,000 shares will expire 60 days after the effective date of the registration statement registering the underlying shares, and thereafter, the right to purchase an additional 100,000 shares will expire each month thereafter for the next nine months. In any event, the remaining 1,400,000 warrants will expire on September 5, 2011. If there is no effective registration statement registering the underlying shares by May 5, 2005, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

The warrants to purchase 4,433,133 shares will expire on October 19, 2010. If there is no effective registration statement registering the underlying shares by October 19, 2006, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of the common stock. At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants. See the section entitled "Prospectus Summary," subheading "The Offering" for a more detailed description regarding anti-dilution provisions for warrants covering 4,433,133 shares.

                                  LEGAL MATTERS

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP. As of November 7, 2005, Richardson & Patel LLP is a shareholder of record of 50,000 shares of our common stock.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

o     for any breach of their duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or

o for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors' and officers' liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

                             DESCRIPTION OF BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

We were incorporated on November 22, 2002 as a Delaware corporation, and changed our name from LensCard Corporation to Innovative Card Technologies, Inc. on June 25, 2004. Since inception, our primary business focus has been and continues to be research and development and marketing of power-based card enhancements for the credit card industry. Through December 31, 2004, our operations included research and development of our products, development of intellectual property, designing and building prototype materials, and forming arrangements for marketing and manufacturing our products under development.

In 1998, Universal Magnifier LLC, a California limited liability company, was founded by Alan Finkelstein, the inventor of the LensCard, and Luc Berthoud for the purpose of licensing the LensCard in the United States, who were then the co-managers of Universal Magnifier. Luc Berthoud also owned a majority of the outstanding limited liability company interests of Universal Magnifier. In January 1999, Universal Magnifier LLC merged into LensCard US LLC, a Delaware limited liability company that was organized on January 7, 1999, for the purpose of changing Universal Magnifier's name and place of organization. Messrs. Finkelstein and Berthoud continued to serve as co-managers of LensCard US LLC, and Mr. Berthoud was the majority holder of the limited liability company interests of LensCard US. In 1995, Universal Magnifier International Limited, an international business company under the laws of the British Virgin Islands, was founded for the purpose of licensing the LensCard worldwide other than the United States. Luc Berthoud was then the director of Universal Magnifier International and holder of a majority of outstanding shares as The Berthoud Family Trust. In October 1998, Universal Magnifier International Limited changed its name to LensCard International Limited. Luc Berthoud continued to serve as director of LensCard International Limited and indirectly held a majority of the outstanding shares of LensCard International in the name of The Berthoud Family Trust. In exchange for the rights to exploit the LensCard patents, trademarks and related intangibles, LensCard US LLC and LensCard International Limited agreed to make royalty payments to Alan Finkelstein and Bradley Ross.

On April 2, 2004, Alan Finkelstein, Bradley Ross and Michael Paradise, who owned one percent of Mr. Finkelstein's interest in the royalty payments, collectively transferred their rights to the royalty payments to us in exchange for an aggregate of 5,500,000 shares of our common stock. As a result of this exchange, Messrs. Finkelstein, Ross and Paradise became our sole stockholders, with Mr. Finkelstein holding approximately 79% of the then issued and outstanding shares. We then immediately transferred these royalty rights to PSACo, Inc., a Delaware corporation, in exchange for 25,000 shares of PSACo's common stock, or all of its outstanding common stock, causing PSACo to become our wholly owned subsidiary. At the time of these transfers, Mr. Finkelstein was the sole director of PSACo, and Bradley Ross was the president, chief financial officer, treasurer and secretary of PSACo. On April 15, 2004, Mr. Ross resigned from all of his positions with PSACo, and thereafter, Mr. Finkelstein was elected to the positions of president, chief financial officer and secretary of PSACo. As of December 31, 2004, these royalty payments accounted for 100% of our revenue on a consolidated basis.

On April 6, 2004, LensCard US LLC exchanged all of its outstanding membership interests with us for 1,000,000 shares of our common stock. Effective April 6, 2004, LensCard International Limited merged with and into our company. As a result of this reorganization and merger, we own the intellectual property rights to the LensCard and are obligated to make payments related to these rights to PSACo, our wholly owned subsidiary.

OUR BUSINESS

We research, develop and market technology-based card enhancements primarily for the credit card market that are designed to enable issuers to improve and add card functionality, reduce attrition and increase acquisition rates, and enhance security and anti-fraud protection for customers. We commenced sales of our first product, the LensCard, or a card embedded with a small magnifying lens, in 1998. To date, we have received royalties from sales of 1.4 million LensCards and have generated limited revenues that derive from these sales pursuant to licensing agreements, most of which have terminated. At this time, we do not intend to renew these licensing agreements, unless requested by a customer. After discovering the possibility of placing power into an ISO compliant card, we began to focus our efforts on the development of our power inlay technology and not on the marketing of the LensCard. Since 2002, our core focus has been and continues to be on research and development and marketing of our power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to plastic payment cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. We have devoted a significant majority of our efforts to complete the development of our power inlay technology, initiate marketing and raising the financing required to do so and fund our expenses. We believe that our power inlay technology will provide an operating platform creating a new market and business opportunities for credit card issuers and increase their overall profitability through various card enhancements.

On May 26, 2004, we entered into an agreement with Visa International Services Association (VISA) with respect to our power-enabled technology pursuant to which we will jointly promote our power inlay technology to VISA's regional offices and member banks. Our relationship with VISA is more fully described in the section of this prospectus entitled "Business - Visa International."

Our first power-based card enhancement, the LightCard and our second power-based card enhancement, the SoundCard, are available for issuance on a limited quantity basis. Presently, we are able to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard or SoundCard is substantial, we may be able to increase our capacity to 100,000 cards per month by if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards per month is limited to the amount of component parts we are able to procure. One of these key components of the LightCard, SoundCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the LightCards or SoundCards is unknown at this time, as we have not produced the LightCards or SoundCards on a mass production basis. Through June 30, 2005 we have generated no revenue from the sale of the LightCard or SoundCard. The LightCard emits light, similar to a miniature flashlight, upon the user's push of a button located on the rear surface of the card. The present form of the SoundCard emits a monophonic songs such as "Happy Birthday" and "Jingle Bells" upon the user's push of a button located on the rear surface of the card.

Our third power-based card enhancement, the financial/non financial Display card, will be available for issuance on a very limited quantity basis in early 2006.We estimate that we will be initially able to produce 1,000 display cards per month. Our ability to produce the DisplayCard is limited to the component parts we are able to procure. Two of these key components of the DisplayCard are the battery, presently available from only one supplier, Solicore, Inc. and the display, presently available from only one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCards is unknown at this time, as we have not produced the DisplayCards on a mass production basis. Through June 30, 2005 we have generated no revenue from the sale of the DisplayCard. The DisplayCard will generate a one time passcode or other numeric information after the user's push of a button located on the rear surface of the card.

THE MARKET FOR CARD ENHANCEMENTS

The United States is the largest and most competitive credit card market in the world, with at least 674 million credit cards in circulation. In 2000 there were over 2 billion credit cards circulating worldwide. There are over twenty-two thousand institutions that issue credit cards, including banks through MasterCard and VISA, American Express, Diners Club, oil companies, credit unions, and retailers. Issuers of major credit cards and charge cards backed by VISA, MasterCard, American Express, Discover, and Diner's Club have about 1.9 billion cards in circulation worldwide. In addition to the 674 million credit cards in circulation in the United States, there were approximately 50 million oil company cards and 582 million retail cards in circulation in 2000.

As the United States market for credit cards has become nearly saturated and highly competitive, it is now difficult for issuers to acquire new customers and to retain existing customers. Card issuers are looking for card enhancements that decrease attrition rates, increase retention rates, increase cardholders' loyalty, bolster the strength of the card issuer's brand, increase cardholders' privacy protections, lower the costs of marketing and technology that reduces fraud.

OUR POWER INLAY TECHNOLOGY AND PRODUCTS

Our power inlay technology integrates a battery, circuit, switch and output device into an ISO compliant financial card or other information-bearing plastic card. It is designed to be used as an operating system to add different applications that require power into standard, shaped, or mini cards. There are multiple applications that could use our power inlay technology, including light, sound, display screens, security and other anti-fraud measures. We have developed a process for imbedding our power inlay technology into a payment card that meets ISO standards. ISO standards are requirements for issuing payment cards that all credit card issuers must comply with. To our knowledge, there are no other currently available methods of placing power into an ISO compliant credit card.

We are currently developing products using our power inlay technology, and have made two of them available, on a limited quantity basis. This includes:

LIGHTCARD

The LightCard is our first card enhancement that incorporates our power inlay technology. It emits light, similar to a mini flashlight, upon pressing a recessed button located on the front or back of the card. The LightCard complies with ISO and VISA standards and works at any ATM or point-of-service terminal. The light will be available in a variety of colors and intensity. It can be designed to illuminate when the card is swiped and incorporated into minicards and shaped cards, including gift cards. It may also be used to enhance graphic designs of cards. To date, we have received orders from three VISA member banks. To date, we have completed two orders for LightCards. One order for twelve hundred LightCards was completed in June 2005. Another order for two thousand cards was completed in September 2005. Presently, we are able to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard is substantial, we may be able to increase our overall capacity to produce both LightCards and SoundCards to 100,000 cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards per month is limited to the amount of component parts we are able to procure. One of these key components of the LightCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the LightCards is unknown at this time, as we have not produced the LightCards on a mass production basis. Through June 30, 2005 we have generated no revenue from the sale of the LightCard.

SOUNDCARD

The SoundCards is our second card enhancement that incorporates our power inlay technology. It emits a sound, upon pressing a recessed button located on the front or back of the card. The present form of the SoundCard will emit a monophonic songs such as "Happy Birthday" and "Jingle Bells" upon the user's push of a button located on the rear surface of the card. We believe that introducing sound to payment cards will enable issuers to add an acoustic brand to complement a visual one, or promote co-brand or loyalty programs. The SoundCard complies with ISO and VISA standards and works at any ATM or point-of-service terminal. To date, we have received no orders for the SoundCard. Presently, we are able to produce 20,000 LightCards or SoundCards per month. If the demand for the SoundCard is substantial, we may be able to increase our overall capacity to produce LightCards and SoundCards100,000 cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 SoundCards per month is limited to the amount of component parts we are able to procure. One of these key components of the SoundCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the SoundCards is unknown at this time, as we have not produced the SoundCards on a mass production basis. Through June 30, 2005 we have generated no revenue from the sale of the SoundCard.

DISPLAYCARD WITH ONE TIME PASSWORD

The DisplayCard with one time password (or DisplayCard OTP) will be our first card to use power to enhance security and fraud protection. The DisplayCard OTP will generate a one time passcode or other numeric information after the user's push of a button located on the rear surface of the card. We believe that the DisplayCard will be issued by both credit card issuers and potentially be used as a form factor for companies such as VASCO and RSA that manufacture security devices. The DisplayCard OTP, will be available for issuance on a very limited quantity basis in early 2006.We estimate that we will be initially able to produce 1,000 display cards per month. Our ability to produce the DisplayCard OTP is limited to the component parts we are able to procure. Two of these key components of the DisplayCard OTP are the battery, presently available from only one supplier, Solicore, Inc. and the display, presently available from only one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCards OTP is unknown at this time, as we have not produced the DisplayCards OTP on a mass production basis. Through June 30, 2005 we have generated no revenue from the sale of the DisplayCard OTP.

We are currently in the process of developing the following products, and it is our long-term objective to make these products available to the credit card market:

DISPLAYCARD

The DisplayCard will enable issuers of payment cards that contain computer chips to add a small, battery-powered display screen to the surface of the card. This screen would enable the cardholder to see a multitude of transaction information, including last transaction, current balance on a prepaid card or currency conversion of a presented bill. The DisplayCard will also enable credit card issuers or merchants to display non-financial information that may promote loyalty programs, one time passwords and/or loyalty points.

VISA INTERNATIONAL

On May 26, 2004, we entered into a mutually exclusive strategic alliance agreement with Visa International Services Association with respect to our power-enabled technology pursuant to which we will jointly promote our power inlay technology to VISA's regional offices and member banks. VISA has agreed to work with its regional offices and encourage them to promote our power-enabled card technologies to their member banks. It will, at its own cost, develop a promotional brochure for our technologies and provide it to its regional offices in connection with its development of a region-specific marketing program. We have agreed to cooperate with VISA in this marketing venture program, at our own cost, and attend presentations to the regional offices and member banks, which VISA has agreed to facilitate during the first six months. To date, VISA has made some introductions for us to its member banks pursuant to the agreement, and we expect that VISA will continue to facilitate these introductions or presentations beyond the six months through the launch of our first power-enabled card. We are responsible for our personal costs for attending these presentations. We have also agreed to provide VISA, its regional offices and member banks our technologies and to work with member banks directly in the event that they have special development requests. Under the terms of the agreement, we retain our intellectual property rights in the power inlay technology and any derivative works. The mutual exclusivity provisions terminate on the two-year anniversary of the first member bank's launch of our power-enabled card technologies. During the exclusivity period, VISA will not enter into a similar agreement with any other party to develop or promote power-enabled cards, and we will not provide our power inlay technology to American Express, MasterCard, Europay, JCB, Diners Club, Carte Blanche and Discover. This agreement terminates on April 30, 2007. Either party may terminate the agreement earlier in the event of a material default by the other party, if the default is not cured within 30 days, or within 30 days if the other party becomes insolvent or ceases to continue its business for fourteen days. We can also terminate the agreement at any time if VISA and its regional offices do not provide us with an opportunity to demonstrate our technology to at least ten significant member banks within the first twelve months of the agreement, after providing them with 30 days to meet this requirement. In addition, VISA can terminate the agreement at any time, after giving us 30 days to remedy, if we have not met standards of quality, timeliness or customer service in providing our technology to its regional offices or member banks.

SMARTDISPLAYER TECHNOLOGY CO.

On July 25, 2005, we entered into a mutually exclusive agreement with SmartDisplayer Technology Co., a Taiwanese company that manufactures electronic paper modules.Under the terms of this agreement, SmartDisplayer agrees that we are the only party it will sell its electronic paper modulesfor use in an exclusive field based on minimums purchase quantities by us. Exclusive field is understood to mean powered payment, credit, debit, and gift cards and other powered cards issued for authentication, validation, or identification purposes that are issued under the auspices of or endorsed by Visa, MasterCard, JCB, American Express, Europay, Carte Blanche, and Diners Club. Under the terms of this agreement, we commit that SmartDisplayer is the exclusive supplier of displays for powered cards in the exclusive field as long as another supplier's product is the same as or better quality and costs less than SmartDislplayer's for a display with the same size and same number of digits.

SmartDisplayer commits to meeting minimum monthly and annually production capabilities for the following 36 months and going forward we commit to placing monthly non-refundable purchase orders. We will place 20% down payment within 7 days after purchase order is confirmed and the remainder to be paid within 7 days after our inspection in SmartDisplayer's factory and before shipping subject to SmartDislplayer'sinvoice.

The term of this agreement is three years and can be renewed upon mutual written agreements of the parties. Either party may immediately terminate the agreement at any time for cause in the event of any incurable material breach of this agreement by the other party or in the event the other party files (or has filed or has filed against it) any bankruptcy, insolvency, or receivership proceeding. If material breach can be cured, other party must cure within 90 days. If material breach is not cured within 90 days of written notice, the agreement shall terminate as set forth in the written notice of material breach. If not cured within 30 days of the written notice, the agreement shall terminate.

NCRYPTONE

On July 25, 2005, we entered into a Joint Development Agreement with nCryptone (formerly AudioSmartCard). Under this agreement, both parties agree to establish a mutually acceptable schedule and budget for development and pre-production engineering of the SoundCard and the DisplayCard within 30 days after execution of the agreement and equally share development costs for the SoundCard and DisplayCard and share fixed profit-sharing percentage for sales of LightCard, SoundCard, and DisplayCard for Visa Banking Cards, non-Visa Banking Cards, and non-Banking Cards. We will also receive a mutually agreed upon commission percentage of nCryptone server products and services for customers introduced by us.

Additionally, we have the exclusive right to manufacture and sell power inlays, or cores, that consist of proprietary electronic components for LightCard, SoundCard, and DisplayCard. If a third vendor produces cores at a significantly lower cost, we shall still receive a portion of gross profits and the remainder shall be shared by both parties in equal amounts of the remainder of the gross profit. If we reache maximum production capacity and unable to fill to fill orders, the remaining cores can be produced by a third vendor and both parties shall equally share the entire amount of gross profits as net profits.

Furthermore, all intellectual property rights prior to this agreement shall remain the sole and exclusive property of such party. All new intellectual property rights relating to physical design and construction of the cards shall be the sole and exclusive property of InCard. All new intellectual property rights relating to patents and outside or physical design and construction of the cards shall be equally shared by both parties. The term of the agreement is 10 years, unless terminated earlier pursuant to the terms of the agreement.

THE LENSCARD PRODUCT

We issued our first product, the LensCard, to the credit card market in October 1998. The LensCard is a payment card embedded with a small magnifying lens that enlarges type more than three times normal size.

The LensCard meets the credit card industry's standards, including standards for flexibility, durability, security, and readability, and has been approved by all authorities regulating the manufacture of credit cards, including but not limited to the International Organization of Standardization, the National Committee for Information Technology Standards, the American National Standards Institute, MasterCard, and VISA. It is compatible with other credit card industry technologies and features, including "chip" cards.

Presently, we have no plans to further market or sell the LensCard, unless requested by a customer.

RESEARCH AND DEVELOPMENT

We currently conduct research and early stage development activities in-house, and with an outside laboratory. We retain title rights to all improvements or enhancements to our technology developed by or worked on by the outside laboratory. Mr. Finkelstein, our chief executive officer, is responsible for development of the power inlay technology and new product concepts. We have purchased materials and components for our products under development from a number of technology companies. The principal suppliers of our product components are HEI, Inc. and Solicore, Inc. We continue research on the DisplayCard, and expect to continue to improve the LightCard, SoundCard and DisplayCard with one time password. Presently, we have the capability to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard or SoundCard is substantial, we may be able to increase our total capacity to produce LightCards and SoundCards to 100,000 cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards or SoundCards per month is limited to the amount of component parts we are able to procure. One of these key components of our power inlay technology for the LightCard and SoundCard, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the LightCard and SoundCard is unknown at this time, as we have not produced the LightCards and SoundCards on a mass production basis.

We are in the early stages of manufacturing of the DisplayCard with one time password (or DisplayCard OTP,) and believe that we will be able to initially produce quantities of 1,000 per month beginning in early 2006. If the demand for the DisplayCard OTP is substantial, we may be able to increase our total capacity to produce DisplayCards to 100,000 per month. However, our ability to produce 100,000 DisplayCard OTP per month is limited to the amount of component parts we are able to procure. Two of these key components of the DisplayCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. and the other key component, that works with our form factor, the display, is only available from one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCard is unknown at this time, as we have not produced the DisplayCards on a mass production basis.

Through June 30, 2005 we have generated no revenue from the sale of the LightCard. We spent approximately $445,807, $514,000, and $102,000 for research and development for the six months ended June 30, 2005, and the fiscal years ended December 31, 2004 and 2003, respectively.

INTELLECTUAL PROPERTY

We rely on a combination of patent, trademark and trade secret laws as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We currently own eight U.S. patents and 16 foreign patents. All of these patents apply to the LensCard, except for one U.S. patent that applies to a wallet card with a magnifying lens and light. We have four additional U.S. patent applications pending that apply to our power inlay technology as described in more detail below, and 17 foreign patent applications pending relating to the LensCard. The duration of the U.S. patents generally is 20 years from the date the original application was filed. We are unable to state at this time how long the United States patent review process will take and are unable to give any assurances that the patents will be granted.

                           PENDING PATENT APPLICATIONS

----------------------------------------------------------------------------------------------------------------------
                             TITLE                                     SERIAL NO.                    FILING DATE
----------------------------------------------------------------------------------------------------------------------
  Wallet Card with a Built-In Light                                    10/167,259                   June 11, 2002
----------------------------------------------------------------------------------------------------------------------
  Transaction Card with Annunciator                                    10/213,475                   August 6, 2002
----------------------------------------------------------------------------------------------------------------------
  Method for Making a Financial Transaction Card with                  10/300,168                 November 20, 2002
  Embedded Electronic Circuitry
----------------------------------------------------------------------------------------------------------------------
  Transaction Card with Recorded Sound                                 10/300,556                 November 20, 2002
----------------------------------------------------------------------------------------------------------------------

We currently have a trademark registered for the LensCard in the United States. We also have additional marks, including InCard, InCard Technologies, LightCard, SoundCard, and DisplayCard for which registration is pending.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

MANUFACTURING

Our strategy is to outsource some of the components of the products we develop. This outsourced manufacturing will be carried out primarily in the United States. The power inlay technology will be built by a domestic manufacturer, HEI, Inc., pursuant to our proprietary process. After the power inlays, which include a battery, circuit and switch, are manufactured, the power inlays will then be sent to payment card manufacturers with offices located throughout the world. The card manufacturers using our proprietary process of incorporating the power inlay technology, will be instructed on how to finish the card that includes printing, personalizing and finishing the card.

Most of the components used to produce our products will be parts that will be available from multiple supply sources at competitive prices except for the battery which, at this time, is presently available from only one supplier, Solicore, Inc. If any of these supply sources becomes unavailable, we believe that we would be able to secure alternate supply sources within a short period of time. However, if we are unable to procure batteries from our present supplier we may have production delays of up to 6 months as we try to obtain another source for batteries. Although our intention is to purchase our initial batteries from our current supplier, we are working with other battery manufacturers to find batteries suitable to our cards so that we are not beholden to one battery supplier.

Presently, we have the capability to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard or SoundCard is substantial, we may be able to increase our total capacity to produce LightCards or SoundCards to 100,000 cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards or SoundCards per month is limited to the amount of component parts we are able to procure. One of these key components of the LightCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture the LightCards is unknown at this time, as we have not produced the LightCards on a mass production basis.

We are in the early stages of manufacturing of the DisplayCard with one time password (or DisplayCard OTP,) and believe that we will be able to initially produce quantities of 1,000 per month beginning in early 2006. If the demand for the DisplayCard OTP is substantial, we may be able to increase our total capacity to produce DisplayCards to 100,000 per month. However, our ability to produce 100,000 DisplayCard OTP per month is limited to the amount of component parts we are able to procure. Two of these key components of the DisplayCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. and the other key component, that works with our form factor, the display, is only available from one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCard is unknown at this time, as we have not produced the DisplayCards on a mass production basis.

COMPETITION

Our principal competitors in the credit card market include American Express, which markets the Blue Card; Discovery, which markets the 2GO Card; and Bank of America, which markets a minicard. Many of our competitors are substantially larger than we are and have significantly greater name recognition and financial, sales and marketing, technical, manufacturing and other resources. These competitors may also be able to respond more rapidly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products. Our competitors may enter our existing or future markets with products that may provide additional features or that may be introduced earlier than our products. We attempt to differentiate our company from our competitors by working to produce innovative card enhancements and developing products with appealing functions. We cannot assure you that we will be able to compete successfully with our existing or new competitors. If we fail to compete successfully against current or future competitors, our business could suffer.

GOVERNMENT REGULATION AND PROBABILITY OF AFFECTING BUSINESS

The development of our products is generally not subject to government regulation. However, because we intend to market our products in countries other than the United States, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

Although it is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

EMPLOYEES

We have five full-time employees, including our Chief Executive Officer and Chief Financial Officer. We utilize the services of our part-time Chief Technology Officer to assist us with production matters. None of our employees is represented by a collective bargaining agreement, and we have never experienced any work stoppage. We consider our relationships with our employees to be good.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Our predecessor entities, Universal Magnifier International Limited and Universal Magnifier LLC, were co-founded in 1995 and 1998 by Alan Finkelstein, the LensCard inventor. We commenced sales of the LensCard in 1998. Since our inception in 2002, our core focus has been and continues to be on research and development and marketing of our power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to ISO compliant cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. We have devoted a significant majority of our efforts to complete the development of our power inlay technology, initiate marketing and raising the financing required to do so and fund our expenses. We have generated limited revenues that derive from licensing agreements of our LensCard product, most of which have terminated. At this time, we have no plans to renew these agreements or to further market or sell the LensCard, unless requested by a customer.

Since inception, we have been unprofitable. We incurred net losses of $1,254,046, $1,621,740,and $977,155 for the six months ended June 30, 2005 and the fiscal years ending December 31, 2004 and December 31, 2003, respectively. As of June 30, 2005, we had an accumulated deficit of $5,555,983. Our continued existence is dependent upon our ability to obtain additional financing. We anticipate that the sales of our LightCard, SoundCard, and DisplayCard will not be sufficient enough to sustain our operations, and further anticipate that after such introduction we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. Our capital requirements for the next 12 months, as they relate to retaining and obtaining key personnel, implementation of a sales force for our products, and further research and development relating to the production of our power inlay technology, have been and will continue to be significant. To date, our operations have been funded primarily through equity financings totaling $9,639,566. We believe that we will have enough funding to meet our cash needs and continue our operations into early 2007.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition. We recognize revenues in accordance with SEC Staff Accounting Bulletin No. 104, or SAB 104. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured.

We generate revenue from one source: licensing of the LensCard to various credit card issuers. The LensCard is composed of a credit card with a small magnifying lens embedded into the card. We sell time-based licenses to various credit card issuers. We recognize royalties attributable to these time-based licenses as they are sold to the credit card issuers' customers. Royalty revenue is recognized when each LensCard is sold by an issuer in accordance with SAB 104.

We anticipate that the majority of our revenues in the coming year will come from financial cards that contain a light and a magnifying lens as well as a light. We intend to sell these cards directly to banks that issue financial cards. Additionally, we intend to enter into arrangements whereby our intellectual properties will be licensed to other strategic partners and we will share in revenues or licensing fees.

We currently have no arrangements with any companies with regard to revenue sharing or licensing fees for financial cards that contain a light and magnifying lens as well as a light. We have agreements with two banks that issue financial cards for the LensCard product, one which expired on December 31, 2004. The revenue generated from the LensCard agreements is negligible, and we expect that the sales of the LensCard will have no impact on our results of operations.

Deferred revenue is recorded when the payments from the credit card issuers are received by us prior to the sale of the LensCard to the credit card issuers' customers.

Accounts receivable allowances. Because our sales to date have been to large credit card issuers, we have experienced very few issues surrounding payment for products and services. Consequently, we have no allowances for doubtful accounts. We perform a regular review of our customer activity and associated credit risks and do not require collateral from our customers.

Our first two products, the LightCard, or a financial card that has a light with or without a magnifying lens, and a SoundCard that emits a monophonic tone such as "Happy Birthday" or "Jingle Bells", have been fully developed. Presently, we have the capability to produce 20,000 LightCards or SoundCards per month. If the demand for the LightCard or SoundCard is substantial, we may be able to increase our collective capacity to produce LightCards and SoundCards to 100,000 cards per month if we are able to order and have additional production equipment delivered, installed, and operational by early 2006. However, our ability to produce 100,000 LightCards or SoundCards per month is limited to the amount of component parts we are able to procure. One of these key components of our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. Our projected cost to manufacture LightCards and SoundCards are unknown at this time, as we have not produced the LightCards and SoundCards on a mass production basis. Additionally, if there is no demand for the LightCard or SoundCard by banks that issue financial cards we will have no benefit from the LightCard or SoundCard.

Our third product, the DisplayCard with one time password (or DisplayCard OTP,) is in the early stages of manufacturing and believe that we will be able to initially produce quantities of 1,000 per month beginning in early 2006. If the demand for the DisplayCard OTP is substantial, we may be able to increase our total capacity to produce DisplayCards to 100,000 per month. However, our ability to produce 100,000 DisplayCard OTP per month is limited to the amount of component parts we are able to procure. Two of these key components of the DisplayCard and our power inlay technology, the battery, is presently available from only one supplier, Solicore, Inc. and the other key component, that works with our form factor, the display, is only available from one supplier, SmartDisplayer. Our projected cost to manufacture the DisplayCard is unknown at this time, as we have not produced the DisplayCards on a mass production basis. Additionally, if there is no demand for the DisplayCard by banks that issue financial cards or other entities that use non-financial cards we will have no benefit from the DisplayCard

Our other products that are designed to use the power inlay technology are still in the early stages of development. At this time, we are unable to determine when the other products will become fully developed, manufactured and sold to banks that issue financial cards.

We estimate that our capital requirements for the next twelve months will be as follows:

Capital equipment expenditures and capital lease obligations        200,000
General and administrative expenses                               1,600,000
Professional Fees                                                   500,000
Consulting Fees                                                     100,000
Research and development                                            350,000
                                                                -----------
Total estimated capital requirements                             $2,750,000

Costs of production are not included in our capital requirements as we intend to only incur these costs once orders for our products are received from our potential customers.

RESULTS OF OPERATIONS

SIX MONTH PERIODS ENDED JUNE 30, 2005 AND JUNE 30, 2004

Revenue. Revenue consists of royalties from the LensCard.

Total revenue decreased from $17,024 for the six months ended June 30, 2004 to $2,745 for the six months ended June 30, 2005. The decrease resulted primarily from fewer royalties of the LensCard as we have not been actively marketing the LensCard product or licensing the LensCard product to third parties.

Administrative. Administrative expense consists of travel and marketing expenses, compensation expense, administrative fees and depreciation expense.

Administrative expense increased from $270,211 for the six months ended June 30, 2004 to $508,610 for the six months ended June 30, 2005. Administrative expense increased primarily due to the establishment of our office, additional employees, increased salaries, and additional travel expenses relating to business development. We anticipate that administrative expense will increase in absolute dollars as we incur increased costs associated with continuing to establish our operations.

Consulting expense. Consulting expense consists of payments made to independent contractors that provide services for the company.

Consulting expense decreased from $109,024 for the six months ended June 30, 2004 to $15,000 for the six months ended June 30, 2005. Consulting expense primarily decreased as a result of a consultant converting to a full time employee. We anticipate that our consulting expense will decrease in absolute dollars as the company does not presently have the intention of hiring outside consultants.

Professional fees expense. Professional fees consist of amounts paid to our external counsel, auditors and other outside services rendered to the company.

Professional fees expense increased from $146,592 for the six months ended June 30, 2004 to $265,731 for the six months ended June 30, 2005. Professional fees expense primarily increased due to additional amounts paid to our external auditors and counsel in connection with the filing of the company's registration statement as well as fees relating to the maintenance and establishment of the company's intellectual property rights. We anticipate that professional fees will continue to increase in absolute dollars as the company will continue to incur greater costs in maintaining and establishing its intellectual property rights as well as costs of operating as a public company.

Research and Development. Research and development expense consists primarily of costs relating to the development of new credit card enhancements.

Research and development costs increased from $158,713 for the six months ended June 30, 2004 to $445,807 for the six months ended June 30, 2005 due to increased research and development of the LightCard, SoundCard, and DisplayCard. We expect our research and development expenses to increase in absolute dollars as we continue to invest in developing new credit card enhancements.

Interest expense. Interest expense increased from $19,473 for the six months ended June 30, 2004 to $20,969 for the six months ended June 30, 2005 primarily due to the promissory notes that were issued in March 2005 .

TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003

Revenue. Revenue consists of royalties from the LensCard.

Total revenue decreased from $58,136 for the twelve months ended December 31, 2003 to $51,039 for the twelve months ended December 31, 2004. The decrease resulted primarily from fewer royalties of the LensCard as we have not been actively marketing the LensCard product or licensing the LensCard product to third parties.

Administrative. Administrative expense consists of travel and marketing expenses, compensation expense, administrative fees and depreciation expense.

Administrative expense increased from $404,564 for the twelve months ended December 31, 2003 to $667,854 for the twelve months ended December 31, 2004. Administrative expense increased primarily due to the establishment of our office, hiring additional employees , and additional travel expenses relating to business development. We anticipate that administrative expense will increase in absolute dollars as we incur increased costs associated with continuing to establish our operations.

Consulting expense. Consulting expense consists of payments made to independent contractors that provide services for the company.

Consulting expense decreased from $276,052 for the twelve months ended December 31, 2003 to $125,224 for the twelve months ended December 31, 2004. Consulting expense primarily decreased as a result of a consultant converting to a full time employee. We anticipate that our consulting expense will decrease in absolute dollars as the company does not presently have the intention of hiring outside consultants.

Professional fees expense. Professional fees consist of amounts paid to our external counsel, auditors and other outside services rendered to the company.

Professional fees expense increased from $209,077 for the twelve months ended December 31, 2003 to $338,830 for the twelve months ended December 31, 2004. Professional fees expense primarily increased due to additional amounts paid to our external auditors and counsel in connection with the filing of the company's registration statement as well as fees relating to the maintenance and establishment of the company's intellectual property rights. We anticipate that professional fees will continue to increase in absolute dollars as the company will continue to incur greater costs in maintaining and establishing its intellectual property rights as well as costs of operating as a public company.

Research and Development. Research and development expense consists primarily of costs relating to the development of new credit card enhancements.

Research and development costs increased from $102,328 for the twelve months ended December 31 to $513,964 for the twelve months ended December 31, 2004 due to increased research and development of the LightCard. We expect our research and development expenses to increase in absolute dollars as we continue to invest in developing new credit card enhancements.

Interest expense. Interest expense decreased from $43,273 for the twelve months ended December 31, 2003 to $26,918 for the twelve months ended December 31, 2004 due to the partial retirement of notes payable.

LIQUIDITY AND CAPITAL RESOURCES

DISCUSSION OF RESULTS

Our principal sources of liquidity had been cash and cash equivalent balances, which were $541,784 at December 31, 2004. As of August 10, 2005, we have a book overdraft of $104,873. Since April 2005, our cash and cash equivalent balances have not been sufficient enough to satisfy our obligations. Since our inception, we have incurred significant losses, and as of December 31, 2004 and June 30, 2005 we had an accumulated deficit of $4,301,939 and $5,555,983, respectively.

Net cash used in operating activities was $770,749 for the six months ended June 30, 2005 as compared with $751,684 for the six months ended June 30, 2004. The increase was due primarily to greater net loss offset by increases in accounts payable and accrued expenses. Net cash used in operating activities was $1,664,301 for the twelve months ended December 31, 2004 as compared with $694,016 for the twelve months ended December 31, 2003. The increase was due primarily to greater net loss, and decreases in accounts payable and accrued expenses, as well as accounts payable-related parties.

Net cash used in investing activities was $261,019 for the six months ended June 30, 2005 as compared with $1,752 for the six months ended June 30, 2004. The increase was due to the purchase of production equipment that was placed into use during the six months ended June 30, 2005. Cash flows provided by investing activities was $2,305 for the twelve months ended December 31, 2004 as compared to cash used in investing activities of $998 for the twelve months ended December 31, 2003. The decrease was from a reclassification of an employee loan receivable partially offset by greater capital expenditures being made during the year as a result of the company gearing up for production of the company's product that contains a light and/or a light with a magnifying lens.

Net cash provided by financing activities was $489,985 for the six months ended June 30, 2005 as compared to net cash provided by financing activities of $1,027,288 for the six months ended June 30, 2004. The decrease occurred primarily because $1,380,000 in net proceeds from the Preferred Stock financing that took place during the six months ended June 30, 2004 partially offset by $500,000 of proceeds of notes payable loaned by related parties during the six months ended June 30, 2005, and the gross repayment of notes payable of $406,837 during the six months ended June 30, 2004. Net cash provided by financing activities was $2,166,089 for the twelve months ended December 31, 2004 as compared to net cash provided by financing activities of $716,282 for the twelve months ended December 31, 2003. The increase was due to $2,568,500 of proceeds from the sale of the series A preferred stock that was received during the twelve months ended December 31, 2004 and issuance of $246,128 of notes payable. However, this increase was partially offset by a repayment of outstanding notes payable of $696,379 during the twelve months ended December 31, 2004. We expect to pay an estimated $50,000 in offering expenses in connection with registration of this prospectus.

EQUITY AND DEBT FINANCINGS AND ACCOUNTS PAYABLE

To date, our operations have been funded primarily through equity financings totaling $9,639,566. We believe that we will have enough funding to meet our cash needs and continue our operations into early 2007.

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell a unit that consisted of 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share in exchange for $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to us and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of our series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock pursuant to the Securities Purchase Agreement.

From April 7, 2004 to October 18, 2004, we issued 2,568,500 shares of Series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised gross proceeds of $2,568,500.

On May 24, 2004, we obtained a loan in the amount of $246,128. We are required to pay interest at a rate equal to a prime rate set by City National Bank, which currently is 4.0%, on the loan. Beginning on June 30, 2004, we must pay this loan in 11 principal payments of $6,837 and one final principal and interest payment of $158,090 on the maturity date of July 31, 2005. We did not make this final payment of $158,090 on July 31, 2005. City National Bank extended this loan until April 30, 2006. Additionally, on May 24, 2004, we renewed three notes payable, each in the amount of $150,000, from City National Bank that were originally dated April 22, 2003, July 16, 2003 and September 24, 2003. Of the three notes payable, one has an interest rate of 4.1%, one has an interest rate of 3.1% and one has an interest rate of 1.9%. Beginning on June 30, 2004, we are required to pay monthly interest payments on amounts drawn from the notes payable, with all outstanding principal and accrued and unpaid interest due on April 30, 2006. As of June 30, 2005 with respect to each note payable, we had drawn the full amount, $150,000 on each note payable, for an aggregate amount of $450,000 drawn through June 30, 2005. There is no further borrowing capacity available under each of the notes payable. On October 19, 2005, we repaid all outstanding notes to City National Bank, including interest, totaling $595,629.

On June 22, 2004, we issued 275,000 shares of series A preferred stock to Alan Finkelstein, Bradley Ross and Luc Berthoud in a conversion of $275,000 in unsecured advances due to Alan Finkelstein, Bradley Ross and Luc Berthoud. The conversion was made at $1.00 per share.

On October 14, 2004, we ordered production equipment from a manufacturer costing 124,400 Euros. The equipment was delivered and installed on April 15, 2005. As of June 30, 2005, we owe the manufacturer $26,894 for the equipment and related installation costs. On October 20, 2005 we paid the remaining balance due for the equipment.

On October 25, 2004, we ordered additional production equipment from another manufacturer costing $81,900. The equipment was delivered and installed on June 22, 2005. As of June 30, 2005, we owe this manufacturer $27,680 for the equipment and related installation costs. On October 20, 2005, we paid the remaining balance due for the equipment.

On November 30, 2004, we entered into a capital lease for production equipment that cost $32,598 with CNC Associates, Inc. that was personally guaranteed by our chief executive officer, Alan Finkelstein. The lease requires minimum monthly payments of $866 and expires on October 31, 2007.

In March 2005, we obtained loans in the form of secured demand promissory notes totaling $500,000 from Bristol Investment Fund, Ltd. and Union Finance International, Corp. Union Finance International Corp. loaned us $333,000 on March 31, 2005 while Bristol Investment Fund, Ltd. loaned us $167,000 on March 30, 2005 for the combined total of $500,000. The secured demand promissory notes create security interests in our assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes are payable without notice by the demand of Union Finance International Corp. or Bristol Investment Fund, Ltd. There is no further borrowing capacity under both of the secured demand promissory notes and we plan to repay the secured demand promissory notes if we are able to obtain additional funding. On October 11, 2005, Union Finance International Corp. transferred its $333,000 loan plus interest to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. Converted the loan plus interest totaling $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common stock at $1.25. On October 20, 2005 the loan, including interest, amounting to $174,504 obtained from Bristol Investment Fund, Ltd. was repaid.

In August 2005, we obtained loans in the form of secured demand promissory notes totaling $200,000 from Bradley Ross and Rodger Bemel. Bradley Ross loaned us $150,000 and Rodger Bemel loaned us $50,000 on August 31, 2005 for the combined total of $200,000. The secured demand promissory notes create security interests in our assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes are payable without notice by the demand of Bradley Ross or Rodger Bemel There is no further borrowing capacity under both of the secured demand promissory notes and we plan to repay the secured demand promissory notes if we are able to obtain additional funding. On October 19, 2005 we repaid the principal amounts owed to both Bradley Ross and Rodger Bemel in full.

LIQUIDITY RISK

After completing our most recent round of funding by which the company raised $6,500,000 in gross proceeds and converted $571,066 of indebtedness into equity, we believe that we will have enough resources to last through early 2007. We anticipate that the sales of our products will not be sufficient to sustain our operations. We currently do not have any binding commitments for, or readily available sources of, additional financing. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy our capital requirements, our operations and liquidity could be materially adversely affected.

We will pay all of the costs for registering the common shares offered for sale under this prospectus, which we estimate to be $50,000, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders. The payment of our costs will not have a material effect on our liquidity.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting of derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. This statement is not applicable to us.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments enter into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to us.

In December 2004, the FASB issued a revision to FASB Statement No. 123, Accounting for Stock-Based compensation. This Statement supersedes APB Opinion No. 23, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instructions for goods or services, It also addresses transactions in which an entity incurs liabilities in exchange for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is in the process of determining the effect on the financial statements.

                             DESCRIPTION OF PROPERTY

Our corporate office is located in approximately 1,100 square feet of leased office space in Los Angeles, California. We sublease this office space at a monthly base rent of $2,568 from Bemel & Ross, an accounting firm of which one of our significant stockholders, Bradley Ross, is a partner. We have agreed under the terms of the sublease to pay 15.03% of any additional rents or charges of any kind due from Bemel & Ross to the master landlord. This sublease expired on May 31, 2005. As of January 5, 2003, Alan Finkelstein, our Chief Executive Officer, has guaranteed our sublease. We expect that this property will be adequate for our needs for the lease term. We do not have any policies with respect to investments in real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions since inception between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under "Executive Compensation." In addition, our chief executive officer, Alan Finkelstein, as well as former executives Bradley Ross, Forest Finkelstein and Luc Berthoud, are also considered our promoters. All transactions with the promoters are set forth below.

ROLL-UP OF PREDECESSOR ENTITIES

From April 2, 2004 through April 6, 2004, we issued to various related parties shares of common stock in connection with the roll-up of our predecessor entities as follows:

NAME(1)                                 TOTAL NUMBER OF SHARES OF COMMON STOCK

Alan Finkelstein                                 4,352,650
--------------------------------------------------------------------------------
Forest Finkelstein                                 470,000
--------------------------------------------------------------------------------
Bradley Ross                                     1,124,850
--------------------------------------------------------------------------------
Luc Berthoud                                       750,000
--------------------------------------------------------------------------------
Merco Trustees (BVI) Limited,

as Trustees of the Berthoud Family Trust           750,000
--------------------------------------------------------------------------------

(1) See "Security Ownership of Certain Beneficial Owners and Management" for more detail on shares held by these persons as of November 7, 2005.

On April 2, 2004, we acquired all of the royalty rights to the LensCard from Alan Finkelstein, Bradley Ross and Michael Paradise, who collectively held these royalty rights, in exchange for an aggregate 5,500,000 shares of our common stock. Messrs. Finkelstein, Ross and Paradise, who owned one percent of Mr. Finkelstein's interest in the royalty payments, received 4,332,650 shares, 1,114,850 shares and 52,500 shares, respectively. We then immediately transferred these royalty rights to PSACo, Inc., a Delaware corporation, in exchange for 25,000 shares of PSACo's common stock, or all of its outstanding common stock, causing PSACo to become our wholly owned subsidiary. At the time of these transfers, Mr. Finkelstein was the sole director of PSACo, and Bradley Ross was the president, chief financial officer, treasurer and secretary of PSACo. On April 15, 2004, Mr. Ross resigned from all of his positions with PSACo, and thereafter, Mr. Finkelstein was elected to the positions of president, chief financial officer and secretary of PSACo. As of December 31, 2004, these royalty payments accounted for 100% of our revenue on a consolidated basis in the amount of $51,039.

On April 6, 2004, we acquired all of the membership interests of LensCard US LLC in exchange for an aggregate 1,000,000 shares of our common stock. LensCard US LLC was owned by Luc Berthoud, Forest Finkelstein, Alan Finkelstein and Bradley Ross. Minority interests (including Forest Finkelstein, Alan Finkelstein and Bradley Ross) were issued 250,000 shares that were valued at $489,206.05, based on a price of $1.96 per share. The 750,000 shares issued to Mr. Berthoud were valued at $57,418.95, based on a price of $.08 per share.

On April 6, 2004, as part of our roll-up transaction, LensCard International Limited merged with and into our company. LensCard International Limited was owned by Merco Trustees (BVI) Limited,as Trustees of the Berthoud Family Trust, Forest Finkelstein, Alan Finkelstein and Bradley Ross. Minority interests (including Forest Finkelstein, Alan Finkelstein and Bradley Ross) were issued 250,000 shares that were valued at $5,433.09, based on a price of $.02 per share. The 750,000 shares issued to Merco Trustees (BVI) Limited were valued at $218,425.57, based on a price of $.29 per share.

PRIVATE PLACEMENTS OF SECURITIES

From inception through November 7, 2005, we issued the following securities in private placements to various investors, including the related parties detailed in the table below:

o a unit that consisted of 500,000 shares of common stock at a per share price of $0.10 for an aggregate purchase price of $50,000 and warrants to purchase 2,400,000 shares of common stock at a per share exercise price of $1.00; and

o 2,568,500 shares of series A preferred stock at a price per share of $1.00 for an aggregate purchase price of $2,568,500, which includes the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock on April 7, 2004. The series A preferred stock converted into an equal number of shares of common stock on May 5, 2005.

o 7,071,066 units, whereby the each unit consisted of one share of common stock and a warrant to purchase .5 shares of common stock at a per share exercise price of $1.00 per share for an aggregate purchase price of $7,071,066 which includes $571,066 of indebtedness that was converted into 571,066 units on October 19, 2005.

Since inception, the following executive officers, directors and beneficial holders of more than five percent of our voting securities and their immediate family members purchased securities in the amounts set forth below.

--------------------------------------------------------------------------------
  Name(1)                                      Common            Common Warrants
--------------------------------------------------------------------------------
  Alan Finkelstein(2)                          168,250                   50,625
--------------------------------------------------------------------------------
  George Hoover(3)                              50,000                   25,000
--------------------------------------------------------------------------------
  Bennet Price-Lientz Tchaikovsky (4)           52,500                   26,250
--------------------------------------------------------------------------------
  Bradley Ross(5)                              644,000                  300,000
--------------------------------------------------------------------------------
  Paul Kessler(6)                            1,025,000                2,400,000
--------------------------------------------------------------------------------
  Luc Berthoud(7)                               67,000                       --
--------------------------------------------------------------------------------
  Forest Finkelstein(8)                        187,000                   93,500
--------------------------------------------------------------------------------
  St. Cloud Investments, Ltd. (9)            1,000,000                  500,000
--------------------------------------------------------------------------------
  JMG Capital Partners, Ltd. (10)              900,000                  450,000
--------------------------------------------------------------------------------
  JMG Triton Offshore Fund, Ltd. (11)          900,000                  450,000
--------------------------------------------------------------------------------
  J. Steven Emerson (12)                     1,000,000                  400,000
--------------------------------------------------------------------------------
  Karim Souki(13)                              547,816                  173,908
--------------------------------------------------------------------------------

(1) See "Security Ownership of Certain Beneficial Owners and Management" for more detail on shares held by these purchasers.

(2) Alan Finkelstein, our president, chief executive officer, secretary and director, paid $67,000 in respect of 67,000 shares of series A preferred stock in a private placement that we completed on October 18, 2004. The preferred stock was converted into 67,000 shares of common stock on May 5, 2005. Mr. Finkelstein converted $101,250 of indebtedness owed to him as of October 19, 2005 into units whereby Mr. Finkelstein received 101,250 shares of common stock and 50,625 warrants to purchase common shares at $1.25.

(3) George Hoover, our director, personally assumed $50,000 of indebtedness the company owed to Blakely Sokoloff Taylor & Zafman, a firm where Mr. Hoover is a partner in, as of October 19, 2005 and converted the indebtedness into units whereby Mr. Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common shares at $1.25.

(4) Bennet Price-Lientz Tchaikvosky, our Chief Financial Officer, converted $52,500 of indebtedness the company owed to him as deferred compensation into units on October 19, 2005 whereby Mr. Tchaikovsky received 52,500 shares of common stock and 26,250 warrants to purchase common shares at $1.25.

(5) Mr. Ross paid $44,000 in respect of the 44,000 shares of series A preferred stock purchased in a private placement that we completed on October 18, 2004 and subsequently transferred 19,000 shares to his family members. The preferred stock was converted into 44,000 shares of common stock on May 5, 2005. On October 19, 2005, Mr. Ross paid $600,000 and received 600,000 shares of common stock and 300,000 warrants to purchase common stock at $1.25.

(6) Paul Kessler is the manager of Bristol Capital Advisors, LLC, which is investment manager to Bristol Investment Fund Ltd, the purchaser of 525,000 shares of series A preferred stock for an aggregate payment of $525,000. The preferred stock was converted into 525,000 shares of common stock on May 5, 2005. Consequently, Mr. Kessler has voting and investment control over these 525,000 shares of series A preferred stock. In addition, Bristol Capital, LLC paid $50,000 in respect of a unit that consisted of 500,000 shares of common stock and warrants to purchase 2,400,000 shares of common stock, which were transferred to Bristol Capital, LLC's designees as follows: Diana Derycz-Kessler, the wife of Mr. Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Paul Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Steve Emerson (warrant to purchase 200,000 shares), Tyler Runnels (warrant to purchase 50,000 shares), Elmsmere Group Ltd. (warrant to purchase 700,000 shares) and Freemount Trading Ltd. (warrant to purchase 700,000 shares). At the time of the purchase of this unit, Mr. Kessler was a member of Bristol Capital, LLC and had voting and investment control over the securities.

(7) Luc Berthoud paid $67,000 in respect of 67,000 shares of series A preferred stock in a private placement that we completed on October 18, 2004. The preferred stock was converted into 67,000 shares of common stock on May 5, 2005.

(8) Forest Finkelstein, on October 19, 2005, paid $187,000 and received 187,000 shares of common stock and 93,500 warrants to purchase common stock at $1.25.

(9) Nancy Main is the natural person with voting and investment control over securities held by St. Cloud Investments, Ltd. which, on October 19, 2005, paid $1,000,000 and received 1,000,000 shares of common stock and 500,000 warrants to purchase common stock at $1.25.

(10) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Capital Partners, Ltd. which, on October 19, 2005, paid $900,000 and received 900,000 shares of common stock and 450,000 warrants to purchase common stock at $1.25.

(11) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Triton Offshore Fund, Ltd. which on October 19, 2005, paid $900,000 and received 900,000 shares of common stock and 450,000 warrants to purchase common stock at $1.25.

(12) J. Steven Emerson paid $200,000 in respect of 200,000 shares of series A preferred stock in a private placement on May 4, 2004. The preferred stock was converted into 200,000 shares of common stock on May 5, 2005. Mr. Emerson, on October 19, 2005, paid $800,000 and received 800,000 shares of common stock and warrants to purchase common stock at $1.25.

(13) Karim Souki is the natural person with voting and investment control over securities held by BSR Investments Ltd., which paid $200,000 in respect of 200,000 shares of series A preferred stock in a private placement that we completed on October 18, 2004. The preferred stock was converted into 200,000 shares of common stock on May 5, 2005. After Union Finance International, Ltd. transferred its $333,000 secured demand promissory note, including principal and interest on October 11, 2005, BSR Investments Ltd. then, on October 19, 2005 converted the entire amount of principal and interest due of $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share.

SHARES EXCHANGED FOR UNSECURED ADVANCES PAYABLE

We received unsecured, non-interest bearing monetary advances from Alan Finkelstein, Luc Berthoud and Bradley Ross for working capital purposes in 2001 and 2002. On June 22, 2004, we issued 275,000 shares of series A preferred stock in a conversion of these unsecured advances payable in the following amounts:

135,000 shares to Bradley Ross; 75,000 shares to Alan Finkelstein; and 65,000 shares to Luc Berthoud. This conversion was made at $1.00 per share. On May 5, 2005, the 275,000 shares of series A preferred stock were converted into 275,000 shares of common stock. As of December 31, 2004, there were no advances payable to any related party. Advances payable for the years ended December 31, 2003 and December 31, 2004, including the highest dollar amounts owed, were $75,000 and $0 to Alan Finkelstein, $65,000 and $0 to Luc Berthoud, and $135,000 and $0 to Bradley Ross, respectively.

UNITS EXCHANGED FOR DEFERRED SALARIES

We deferred salaries for two of our executive officers, Alan Finkelstein and Bennet Price-Lientz Tchaikovsky, and two of our other employees from January 1, 2005 through September 30, 2005. On October 19, 2005 Alan Finkelstein elected to convert the entire gross amount of deferred salary owed to him of $37,500, resulting, after payroll taxes, in $26,250 that was converted to units that consisted of 26,250 shares of common stock and 13,125 warrants to purchase common stock at $1.25 per share. On October 19, 2005 Bennet Price-Lientz Tchaikovsky elected to convert the entire amount of gross deferred salary owed to him of $52,500, resulting, after payroll taxes, in $35,000 that was converted to units that consisted of 35,000 shares of common stock and 17,500 warrants to purchase common stock at $1.25, simultaneously, Bennet Price-Lientz Tchaikovsky paid the company an additional $17,500 and received 17,500 units that consisted of 17,500 shares of common stock and 8,750 warrants to purchase common stock at $1.25. Two other employees collectively were owed $28,500 in aggregate deferred salary. Of this $28,500 aggregate deferred salary amount, $14,000 was converted, resulting, after payroll taxes in $9,500 that was converted to units that consisted of 9,500 shares of common stock and 4,750 warrants to purchase common stock at $1.25.

UNITS EXCHANGED FOR ACCOUNTS PAYABLE

On October 19, 2005, Alan Finkelstein exchanged $75,000 of indebtedness owed to him into units whereby Alan Finkelstein received 75,000 shares of common stock and 37,500 warrants to purchase common stock at a rate of $1.25 per share. On October 19, 2005, George Hoover personally assumed $50,000 of indebtedness the company owed to Blakely Sokoloff Taylor & Zafman, a firm where George Hoover is a partner in, and converted the $50,000 of indebtedness into units whereby George Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common stock at $1.25. On October 19, 2005, Auriemma Consulting Group, Inc., converted $10,000 of indebtedness owed into units whereby Auriemma Consulting Group, Inc. received 10,000 shares of common stock and 5,000 warrants to purchase common stock at $1.25. Auriemma Consulting Group, Inc. subsequently transferred the shares of common stock and warrants to three individuals, none of which are affiliated with us.

UNITS EXCHANGED FOR LOANS FROM PRINCIPAL STOCKHOLDERS

On October 11, 2005 Union Finance International, Ltd. transferred its $333,000 secured demand promissory note, including principal and interest, to BSR Investments Ltd. On October 19, 2005, BSR Investments, Ltd. converted the entire amount of principal and interest due of $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share.

GUARANTEES

On May 24, 2004, Alan Finkelstein, Bradley Ross and Luc Berthoud each provided personal guarantees for our bank loans with City National Bank. See the section entitled "Management's Discussion and Analysis" for a more detailed description of the bank loans. The amount of each personal guarantee was $246,128, respectively. All loans owed to City National Bank were repaid on October 19, 2005.

As of January 5, 2003, Alan Finkelstein guaranteed our sublease for all rents and other sums payable under the sublease, including monthly base rent at $2,568 and 15.03% of any additional rents or other charges due from sublessor to master landlord.

On November 30, 2004, Alan Finkelstein provided a personal guarantee for our capital lease with CNC Associates, Inc. for production equipment. The amount of the personal guarantee was $27,686.

In June 2005, Bradley Ross provided a personal guarantee for any bank overdraft in our account with City National Bank. The guarantee was lifted when the company completed interim bridge financing by issuing secured demand promissory notes on August 31, 2005.

SUBLEASE AND RELATIONSHIP WITH BEMEL & ROSS

The sublessor of our office space is Bemel & Ross, of which one of our significant stockholders, Bradley Ross, is a partner. We previously were a client of Bemel & Ross and paid them a monthly fee of $2,000 for bookkeeping services. We paid Bemel & Ross $8,000 in 2003 and $38,000 as of December 31, 2004 for services rendered.

CONSULTING SERVICES

We paid Forest Finkelstein $26,666 in 2003 and $7,500 in 2004 and $5,000 during the six months ended June 30, 2005 for services rendered to us. Forest Finkelstein is the son of Alan Finkelstein. Forest has provided and continues to provide client relations services, market research and website development services for us. Through June 30, 2004, Forest's compensation was $8,333 per month. Commencing in July 2004, we agreed to pay Forest $2,500 per month. As of June 30, 2005, we owed Forest $133,833 for deferred compensation. On August 30, 2005, the Board of Directors elected to give Forest an additional payment for services in the amount of $32,083 as well as authorizing his monthly consulting fee to be increased to $7,083 per month beginning August 1, 2005. On October 19, 2005, Forest directed the company to pay $187,000 of the amount owed to him to purchase 187,000 shares of common stock and 93,500 warrants pursuant to the financing that was completed on October 19, 2005. See "Executive Compensation" for more detail on services provided by Alan Finkelstein.

ACCOUNTS PAYABLE

We have received services that are non-interest bearing with no maturity dates from related parties. Accounts payable, related parties for the years ended December 31, 2004 and December 31, 2003 consisted of $128,333 and $73,333 owed to Forest Finkelstein, $0 and $75,000 owed to Alan Finkelstein, and $2,317 and $25,000 owed to Bemel & Ross, a certified public accounting firm that Bradley Ross is a partner in. The highest balances of accounts payable, related parties during the years ended December 31, 2004 and December 31, 2003 was $130,833 owed to Forest Finkelstein, $150,000 owed to Alan Finkelstein and $32,000 owed to Bemel & Ross. The $150,000 owed to Alan Finkelstein and the $32,000 owed to Bemel & Ross were paid in June of 2004. Additionally, $2,500 of the $130,833 balance owed to Forest Finikelstein was paid in October 2004. Shortly prior to and after the completion of our financing, we paid all amounts owed to the aforementioned related parties. We do not anticipate having significant open balances with these related parties in the future.

LEGAL SERVICES

Since our inception, the law firm of Blakely Sokoloff Taylor & Zafman, LLP
(BSTZ) acted as our outside legal counsel on intellectual property matters. George Hoover, a director of InCard, serves as a partner of BSTZ. Aggregate fees billed to us by BSTZ for legal services rendered during fiscal years 2004 and 2003 were $164,342 and $110,563, respectively. As of December 31, 2004 we owed BSTZ $237,689 for services rendered to us. This amount is included in our Accounts Payable related parties on December 31, 2004. The balance payable to BSTZ is non-interest bearing and is payable on demand. On October 19, 2005, George Hoover personally assumed $50,000 of indebtedness the company owed to Blakely Sokoloff Taylor & Zafman, a firm where Mr. Hoover is a partner in, and converted the $50,000 of indebtedness into units whereby Mr. Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common shares at $1.25.

LOANS FROM PRINCIPAL STOCKHOLDERS

In March 2005, we obtained loans in the form of secured demand promissory notes from two principal stockholders totaling $500,000. One of the lenders was Union Finance International, Corp, a company that Karim Souki is a director of. Union Finance International Corp. loaned us $333,000 on March 31, 2005 while Bristol Investment Fund, Ltd. loaned us $167,000 on March 30, 2005 for the combined total of $500,000. Each note bears interest at an 8% annual rate. On October 11, 2005, Union Finance International Corp. transferred the secured demand promissory note to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. converted the entire amount of principal and interest due of $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share. On October 20, 2005, we repaid the entire principal and interest amount due of $174,504 to Bristol Investment Fund, Ltd.

On August 31, 2005, we obtained loans in the form of secured demand promissory notes from a significant stockholder and another stockholder totaling $200,000. One of the lenders was Bradley Ross, a significant stockholder of InCard, loaned us $150,000 and Rodger Bemel, another stockholder of InCard, loaned us $50,000 for a combined total of $200,000. Each note bears interest at an 8% annual rate. On October 19, 2005 we repaid the principal amounts owed to Mr. Bemel & Mr. Ross.

OPTIONS GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

We have granted options to purchase common stock to our directors and officers. Please see "Management--Director Compensation" and "Executive
Compensation"--"Option Grants to Executive Officers in 2004."

EMPLOYMENT AGREEMENTS

See "Executive Compensation--Employment Arrangements."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Over the Counter Bulletin Board under the symbol "INVC.OB." Our common stock commenced trading on October 18, 2005.

We currently have 17,964,566 shares of common stock issued and outstanding. We have approximately 98 stockholders of record of our common stock.

We also have outstanding warrants that were issued in conjunction with a private placement of our common stock pursuant to a Securities Purchase Agreement dated December 23, 2003. These warrants, if exercised, would permit stockholders to purchase an additional 2,400,000 shares of our common stock.

We also have outstanding warrants that were issued in conjunction with a private placement of our common stock on October 19, 2005. These warrants, if exercised, would permit stockholders to purchase an additional 4,433,133 shares of our common stock.

After this offering, and assuming conversion of all the warrants, we will have 24,797,699 shares of common stock outstanding, which does not include 1,585,000 shares of common stock to be issued upon exercise of options outstanding and 630,000 shares of common stock reserved for issuance under our 2004 Stock Incentive Plan. Of these shares, 14,158,431 shares will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

In accordance with our 2004 stock incentive plan we have granted options to directors, officers, employees and consultants to purchase a total of 1,585,000 shares of our common stock. The options will expire 10 years from the date of grant. The price for each share of common stock purchased pursuant to the options is $1.00.

DIVIDENDS

We have never paid any dividends on the common stock. We anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the preferred stock in the foreseeable future.

RESTRICTED OFFERINGS

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell a unit that consisted of 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock in exchange for $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to us and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of our series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock to Bristol Capital, LLC's designees pursuant to the Securities Purchase Agreement as follows:

o     250,000 shares of common stock to Diana Derycz-Kessler;

o     250,000 shares of common stock to Paul Kessler; and

o warrants to purchase an aggregate 2,400,000 shares of our common stock to Diana Derycz-Kessler (375,000 shares), Paul Kessler (375,000 shares), Steve Emerson (200,000 shares), Tyler Runnels (50,000 shares), Elmsmere Group Ltd.(700,000 shares) and Freemount Trading Ltd.(700,000 shares).

Of the 2,400,000 common shares underlying the warrants, 100,000 shares will expire 60 days after the effective date of the registration that contains this prospectus and thereafter, 100,000 shares will expire each month thereafter for the next nine months, if not exercised. In any event, the remaining warrants to purchase 1,400,000 will expire on September 5, 2006. The warrants have an exercise price of $1.00 per share.

From April 7, 2004 to October 18, 2004, we issued 2,568,500 shares of series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised gross proceeds of $2,568,500. The financing was arranged in part by Bristol Capital, LLC. Approximately forty-eight investors participated in this offering.

Each and all of the investors were accredited, as defined in the Securities Act of 1933, as amended (the "Securities Act"), and these transactions were conducted pursuant to Section 4(2) and Regulation D of the Securities Act. Neither we nor Bristol Capital, LLC conducted a public solicitation in connection with the offer, purchase or sale of these securities, no advertisement was conducted with respect to this issuance in any public medium or forum, Bristol offered the shares on our behalf only to investors who (1) qualified as "accredited investors" within the meaning of the Securities Act of 1933, as amended, and (2) had previously expressed an interest in participating in an offering of the type and manner conducted, and none of the shares issued were offered in conjunction with any public offering.

On June 22, 2004, we issued 275,000 shares of series A preferred stock in unsecured advances owed to the following individuals: 135,000 shares to Bradley Ross; 75,000 shares to Alan Finkelstein; and 65,000 shares to Luc Berthoud. This conversion was made at $1.00 per share.

On October 19, 2005, we completed a private equity financing pursuant to which we raised gross proceeds of $6,500,000 and converted $571,066 of indebtedness. The transaction was a unit offering, pursuant to which each investor or debt holder received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 7,071,066 shares of restricted common stock and warrants convertible into an additional 3,535,533 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. Each and all of the investors in this financing qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company's common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we issued a warrant to purchase 117,600 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterberg, Towbin, LLC pursuant to a letter agreement we had previously entered into with C.E. Unterberg, Towbin, LLC. The following conditions were all met with respect to this transaction: (1) we did not advertise this issuance in any public medium or forum, (2) we did not solicit any investors with respect to this issuance, (3) we did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither us nor any of the investors paid any fees to any finder or broker-dealer other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with this issuance. There are no material relationships between the Company, the investors or their respective affiliates.

All of the 7,071,066 common stock and 3,535,533 common shares underlying warrants issued in conjunction with the financing that was completed on October 19, 2005 have full ratchet anti-dilution protection for 18 months. If during 18 months following October 19, 2005, we obtain additional capital through the issuance of equity securities, other than the securities issued in the October 19, 2005 financing and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of the company in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (v) any employee benefit plan that has been adopted by the company prior to the date hereof, then the holders of these then-existing securitieswill receive full ratchet anti-dilution protection. However, if the aggregate purchase price for the additional shares of common stock exceeds $10,000,000 and is not anti dilutive to thesecurities originally issued in the October 19, 2005 financing, the full ratchet anti-dilution provisions of these securities shall terminate simultaneously with the completion of the new issuance.

Each of our executive officers and directors have entered into a lock-up agreement, dated October 19, 2005, that restricts their right to dispose of any shares of our common stock for a period of one year following the effective date of a registration statement registering the shares of our common stock as provided in the Registration Rights Agreement in conjunction with the private placement completed on October 19, 2005.

On October 19, 2005, the Company converted debt owed to Alan Finkelstein, the current Chief Executive Officer, Bennet Price-Lientz Tchaikovsky, the current Chief Financial Officer, and George Hoover, one of our directors, as consideration for prior services rendered to us in the following amounts:
101,250 shares of restricted common stock and a warrant to purchase 50,625 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; 52,500 shares of restricted common stock and a warrant to purchase 26,250 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; and 50,000 shares of restricted common stock and a warrant to purchase 25,000 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010. Additionally, on October 19, 2005, we converted the entire amount of principal and interest due of $347,816 to BSR Investments, Ltd. into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share that expires on October 19, 2010, $10,000 in accounts payable due to Auriemma Consulting Group, Inc. that resulted in the issuance of 10,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010, and a gross amount of $14,000 due to two employees resulting in the issuance 9,500 shares of common stock and warrants to purchase 4,750 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010.

EMPLOYEE BENEFIT PLAN

2004 STOCK INCENTIVE PLAN

Our board of directors and stockholders approved our 2004 stock incentive plan in August 2004. The 2004 stock incentive plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights and performance shares to our employees, directors and consultants.

We have reserved a total of 2,215,000 shares of our common stock for issuance pursuant to the 2004 stock incentive plan. Our 2004 stock incentive plan does not provide for automatic annual increases in the number of shares available for issuance under the plan.

Our board of directors, or a committee of our board, administers our 2004 stock incentive plan. The board or its committee, who are referred to as the administrator in this prospectus, has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The administrator determines the exercise price of options granted under our 2004 stock incentive plan, but the exercise price must not be less than 85% of the fair market value of our common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of our stock, the exercise price must not be less than 110% of the fair market value per share of our common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary of ours, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. However, an option generally may not be exercised later than the expiration of its term.

Our 2004 stock incentive plan does not allow for the transfer of options and only the recipient of an option may exercise an option during his or her lifetime. However, the recipient of an option may designate one or more beneficiaries of his or her outstanding options, which will automatically transfer to such beneficiaries upon the participant's death. With respect to nonstatutory stock options, a participant may assign his or her options to immediate family members or trusts for estate planning purposes during his or her lifetime.

Stock appreciation rights may be granted under our 2004 stock incentive plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted stock may be granted under our 2004 stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of the restricted stock, but the purchase price must not be less than 85% of the fair market value of our common stock on the date of issuance. In the event that the participant owns 10% or more of the voting power of all classes of our stock, the purchase price must not be less than 100% of the fair market value per share of our common stock on the date of issuance. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Performance shares, or share rights awards, may be granted under our 2004 stock incentive plan. These shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest, unless the administrator waives these goals. The administrator has authority to establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Our 2004 stock incentive plan provides that in the event of our change in control, outstanding options will automatically accelerate and become exercisable, unless the successor corporation or its parent assumes or substitutes a cash incentive program for each outstanding option, or the administrator placed restrictions on acceleration at the time of the grant. With respect to restricted stock or share rights awards, our repurchase rights will automatically terminate and all the shares will fully vest upon a change of control, unless the repurchase rights are assigned to the successor corporation or its parent or the administrator place restrictions on acceleration of vesting at the time of the issuance.

Our 2004 stock incentive plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the plan have been issued or all outstanding options terminate in connection with a change of control. In addition, our board of directors has the authority to amend the 2004 stock incentive plan provided this action does not impair the rights of any participant.

We had no compensation plans prior to the adoption of our 2004 stock incentive plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following table summarizes all compensation for fiscal years 2004, 2003 and 2002 received by our Chief Executive Officer or President for services rendered to us. There were no other officers who earned more than $100,000 in fiscal year 2004. Alan Finkelstein is referred to as our named executive officer.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION             LONG TERM COMPENSATION AWARDS
                           ----------------------------------------   -----------------------------
                                                          OTHER
                                                          ANNUAL               SECURITIES
   NAME AND PRINCIPAL                                  COMPENSATION             UNDERLYING
       POSITION            YEAR  SALARY($)   BONUS($)      ($)              OPTIONS # OF SHARES
-----------------------    ----  ---------   --------  ------------         -------------------
Alan Finkelstein,          2004  $ 150,000         --            --                     250,000(2)
Chief Executive            2003  $ 175,000         --            --                          --
Officer and President      2002  $ 162,500         --            --                          --

(1) Our predecessor entity, LensCard US, LLC paid Alan Finkelstein as a consultant for his services to LensCard US, LLC as follows: $162,500 in 2002, $100,000 in 2003 and $0 in 2004. Following our reorganization in April 2004, we have paid Alan Finkelstein $ 75,000 for services rendered to us in 2003 and $150,000 for services rendered to us in 2004.

(2) The options listed in the table represent options to purchase our common stock. See "Execution Compensation -- Option Grants to Executive Officers in 2004", for additional information regarding these options.

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

OPTION GRANTS TO EXECUTIVE OFFICERS IN 2004

On October 12, 2004, we granted Alan Finkelstein, our president and chief executive officer, and Bennet Price-Lientz Tchaikovsky, our chief financial officer, options to purchase 250,000 and 150,000 shares of our common stock, respectively, at $1.00 per share. On October 12, 2004, in connection with the offer of employment with Murdoch Henretty, our Chief Technology Officer, we granted Mr. Henretty options to purchase 150,000 shares of our common stock at $1.00 per share. All of the options granted to Messrs. Finkelstein and Henretty vest as to 20% of the shares on each anniversary of November 22, 2003. The options granted to Mr. Lientz vest as to 20% of the shares on each anniversary of his initial appointment date as our chief financial officer.

The following table sets forth certain information concerning grant of stock options to Mr. Finkelstein during fiscal 2004.

                              OPTION GRANTS IN 2004

                                                               Percent of Total
                             Number of Securities              Options Granted to          Exercise      Expiration
Name                         underlying Option (# of Shares)   Employees in Fiscal Year    Price         Date
----------------------------------------------------------------------------------------------------------------------
Alan Finkelstein                         250,000                        19.6%              $1.00         10/12/2014

The percentage of total options granted was based on an aggregate of options to purchase 1,275,000 shares of common stock granted to our employees and executive officers in fiscal year 2004.

                       AGGREGATED OPTION EXERCISES IN 2004
                       AND DECEMBER 31, 2004 OPTION VALUES

No options were exercised by our named executive officer in 2004. The following table sets forth certain information concerning vested and unvested options held by the named executive officer and the value of options held by this individual at December 31, 2004.

                                       Number of Securities     Value of Unexercised
                                       Underlying Unexercised       in-the-Money
                                              Options                  Options
               Number of      Value    at December 31, 2004     at December 31, 2004(1)
            Shares Acquired  Received  --------------------     -----------------------
Name          on Exercise      ($)      Vested    Unvested        Vested     Unvested
---------------------------------------------------------------------------------------
Alan
 Finkelstein       --          --        50,000    200,000       $    --     $       --

(1) The value of unexercised in-the-money options is based on a price per share of $1.00 as of December 31, 2004 minus the actual exercise price.

EMPLOYMENT ARRANGEMENTS

On July 24, 2004, we entered into an employment agreement with Murdoch Henretty that provides for an annual salary of $60,000 and benefits, including company paid parking and contributory health insurance. This is an at-will employment arrangement. In January 1998, our predecesor entity, LensCard US, LLC, entered into an employment agreement with Alan Finkelstein that provided for a starting monthly salary of $8,334. Mr. Finkelstein's current monthly salary is $16,667, of which $4,167 is deferred and payable subject to the discretion of board of directors. This agreement to defer Mr. Finkelstein's salary is based on written communications that may not be enforceable. If Mr. Finkelstein requires us to make these payments, we may not have the funds to do so and we may become insolvent.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2005 through the date of this prospectus.

                       INNOVATIVE CARD TECHNOLOGIES, INC.

                                    CONTENTS

                     DECEMBER 31, 2004 AND DECEMBER 31, 2003

                                                                            Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-2

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets...............................................F-3

   Consolidated Statements of Operations.....................................F-4

   Consolidated Statements of Shareholders' Deficit..........................F-5

   Consolidated Statements of Cash Flows...............................F-6 - F-7

   Notes to Consolidated Financial Statements.........................F-8 - F-19

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Innovative Card Technologies, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, during the years ended December 31, 2004 and 2003, the Company has suffered recurring losses from operations, and its total liabilities exceeds its total assets. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 14, 2005

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                 DECEMBER 31, 2004 AND JUNE 30, 2005 (UNAUDITED)

                                                           June 30,        December 31,
                                                              2005             2004
ASSETS                                                    (unaudited)
                                                          -----------      -----------
CURRENT ASSETS
   Cash and cash equivalents                              $        --      $   541,784
   Prepaids and other current assets                            2,474           41,431
   Accounts receivable                                             --            3,315
   Raw materials held for production                          106,754               --
                                                          -----------      -----------
     Total current assets                                     109,228          586,530
PROPERTY AND EQUIPMENT, NET                                   281,330           42,443
                                                          -----------      -----------

Total assets                                              $   390,558      $   628,973
                                                          ===========      ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
     Book overdraft                                       $    25,057       $       --
     Accounts payable and accrued expenses                    603,706          157,254
     Notes payable                                            607,244          648,270
     Demand notes payable - related parties                   510,183               --
     Accounts payable - related parties                       456,098          373,980
     Short term portion of capital lease                        8,972            8,627
     Deferred revenue                                          37,560           40,485
                                                          -----------      -----------

     Total current liabilities                              2,248,820        1,228,616
                                                          -----------      -----------
LONG TERM LIABILITIES

     Long term portion of capital lease                        13,112           17,686
                                                          -----------      -----------
Total liabilities                                           2,261,932        1,246,302
                                                          -----------      -----------

SHAREHOLDERS' DEFICIT

   Preferred stock $0.001 par value, 5,000,000 shares
        Authorized, 0 (unaudited) and 2,843,500

        shares issued and outstanding                              --            2,844
   Common stock $0.001 par value, 50,000,000 shares
        Authorized, 10,893,500 (unaudited) and 8,050,000
        shares issued and outstanding                          10,894            8,050
   Additional paid-in capital                               3,673,715        3,673,715
   Accumulated deficit                                     (5,555,983)      (4,301,939)
                                                          -----------      -----------

     Total shareholders' deficit                           (1,871,374)        (617,330)
                                                          -----------      -----------

     Total liabilities and shareholders' deficit          $   390,558      $   628,973
                                                          ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                   Six Months     Six Months
                                     Ended          Ended        Year Ended      Year Ended
                                    June 30,       June 30,     December 31,    December 31,
                                      2005           2004           2004            2003
                                   (Unaudited)    (Unaudited)
                                   -----------    -----------    -----------    -----------
Revenues, net                      $     2,745    $    17,024    $    51,039    $    58,136
                                   -----------    -----------    -----------    -----------
Operating expenses

   Administrative                      508,610        270,211        667,054        404,564
   Consulting Fees                      15,000        109,024        125,224        276,052
   Professional Fees                   265,731        146,592        338,830        209,077
   Research and development            445,807        158,713        513,954        102,328
                                   -----------    -----------    -----------    -----------

Total operating expenses             1,235,148        684,540      1,645,062        992,021
                                   -----------    -----------    -----------    -----------

Loss from operations                (1,232,404)      (667,516)    (1,594,023)      (933,885)
                                   -----------    -----------    -----------    -----------
Other income (expense)

   Interest income                         128              1              1              3
   Interest expense                    (20,969)       (19,474)       (26,918)       (43,273)
                                   -----------    -----------    -----------    -----------

Total other income (expense)           (20,841)       (19,473)       (26,917)       (43,270)
                                   -----------    -----------    -----------    -----------

Income (loss)before provision
 for income taxes                   (1,253,246)      (686,989)    (1,620,940)      (977,155)
                                   -----------    -----------    -----------    -----------
Provision for income taxes                (800)            --           (800)            --
                                   -----------    -----------    -----------    -----------
Net loss                           $(1,254,046)   $  (686,989)   $(1,621,740)   $  (977,155)
                                   -----------    -----------    -----------    -----------

Basic and diluted loss per share   $     (0.15)   $     (0.14)   $     (0.25)   $     (0.49)
                                   ===========    ===========    ===========    ===========
Weighed-average
 common shares outstanding           8,361,078      4,843,956      6,445,738      2,000,000
                                   ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
             AND FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)

                                      Series A Preferred
                                            Stock                    Common Stock         Additional
                                   ------------------------   -------------------------     Paid-in      Accumulated
                                      Shares       Amount        Shares       Amount        Capital        Deficit        Total
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2001                  --  $        --     2,000,000   $     2,000   $    83,000    $  (999,695)   $  (914,695)
Cash contribution                           --           --            --            --        21,000             --         21,000
Contribution of notes payable-
   related parties to capital               --           --            --            --       664,484             --        664,484
Net Loss                                    --           --            --            --            --       (703,349)      (703,349)
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2002                  --           --     2,000,000         2,000       768,484     (1,703,044)      (932,560)
Net Loss                                    --           --            --            --            --       (977,155)      (977,155)
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2003                  --           --     2,000,000         2,000       768,484     (2,680,199)    (1,909,715)
Sale of Preferred Stock              2,568,500        2,569            --            --     2,565,931             --      2,568,500
Conversion of advances payable-
   Related parties into Series A
   Preferred Stock                     275,000          275            --            --       295,350             --        295,625
Issuance of Common Stock to
   related Parties for assets               --           --     5,500,000         5,500        (5,500)            --             --
Sale of Common Stock with
   detachable warrants                      --           --       500,000           500        49,500             --         50,000
Issuance of common stock for
   offering costs                           --           --        50,000            50        49,950             --         50,000
Offering costs                              --           --            --            --       (50,000)            --        (50,000)
Net loss                                    --           --            --            --            --     (1,621,740)    (1,621,740)
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------
Balance,
  December 31, 2004                  2,843,500  $     2,844     8,050,000   $     8,050   $ 3,637,715    $(4,301,939)   $  (617,330)
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------
Conversion of Series A Prefrered
     Stock to Common Stock,
     May 5, 2005                    (2,843,500) $    (2,844)    2,843,500   $     2,844           --              --             --
Net loss for the six months ended
    June 30, 2005 (unaudited)              --           --            --            --            --      (1,254,046)    (1,254,046)
                                   -----------  -----------   -----------   -----------   -----------    -----------    -----------
Balance, June 30, 2005                     --   $       --     10,893,500   $    10,894   $ 3,637,715    $(5,555,983)   $(1,871,374)
                                   ===========  ===========   ===========   ===========   ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
          AND THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

                                                               For the Six Months Ended              For the Years Ended
                                                                     June 30,                           December 31,
                                                             -----------------------------       -----------------------------
                                                                2005              2004              2004             2003
                                                             -----------       -----------       -----------       -----------
                                                             (unaudited)       (unaudited)
Cash flows from operating activities
   Net loss                                                  $(1,254,046)      $  (686,889)      $(1,621,740)      $  (977,155)
   Adjustments to reconcile net loss to net cash
     used in operating activities
        Depreciation and amortization                             22,133             2,289             7,255             7,804
        (Increase) decrease in
             Accounts receivable                                   3,315            11,275            10,330           (13,645)
             Prepaid expenses and other current assets            38,957             4,805           (36,434)             (375)
             Raw materials held for production                  (106,754)               --               --                --
        Increase (decrease) in
             Accounts payable and accrued expenses               446,452           (69,505)           (4,595)           68,865
             Accounts payable - related parties                   82,118           (12,216)           10,398           220,490
             Deferred revenue                                     (2,925)           (1,443)           29,515                --
                                                             -----------       -----------       -----------       -----------
Net cash used in operating activities                           (770,749)         (751,684)       (1,664,301)         (694,016)
                                                             -----------       -----------       -----------       -----------
Cash flows from investing activities
        Loan receivable- employee                                     --                --             8,093                --
        Purchase of property and equipment                      (261,019)           (1,752)           (5,788)             (998)
                                                             -----------       -----------       -----------       -----------
Net cash used in investing activities                           (261,019)           (1,752)            2,305              (998)
                                                             -----------       -----------       -----------       -----------
Cash flows from financing activities
        Book overdraft                                            25,057                --                --           (48,738)
        Proceeds from notes payable                              (41,027)         (406,837)          246,128           750,000
        Repayment of notes payable                                    --                --          (696,379)           (1,480)
        Proceeds from series A preferred stock offering               --         1,825,000         2,568,500                --
        Proceeds from common stock offering                           --            50,000            50,000                --
        Subscription receivable                                       --          (445,000)               --                --
        Proceeds from issuance of common stock                        --             8,050                --                --
        Receivable from common stock issuance                         --            (8,050)               --                --
        Proceeds from notes payable related parties              500,000                --                --                --
        Interest payable- related parties                         10,183             4,125             4,125            16,500
        Payments on capital lease                                 (4,228)               --            (6,285)               --
                                                             -----------       -----------       -----------       -----------
Net cash provided by financing activities                        489,985         1,027,288         2,166,089           716,282
                                                             -----------       -----------       -----------       -----------
Net increase (decrease) in cash and cash
          equivalents                                           (541,784)          273,852          504,093             21,268
Cash and cash equivalents, beginning of year                     541,784            37,691           37,691             16,423
                                                             -----------       -----------       -----------       -----------
Cash and cash equivalents, end of year                       $        --       $   311,543       $  541,784       $     37,691
                                                             ===========       ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

Supplemental disclosures of cash flow

                                                               For the Six Months Ended              For the Years Ended
                                                                     June 30,                           December 31,
                                                             -----------------------------       -----------------------------
                                                                2005              2004              2004             2003
                                                             -----------       -----------       -----------       -----------
                                                             (unaudited)       (unaudited)

Interest paid                                                $    10,783       $    10,668       $    22,616       $    26,773
                                                             ===========       ===========       ===========       ===========

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2004,

o $275,000 of advances payable - related parties was converted into 275,000 shares of series A preferred stock.

o 50,000 shares of common stock valued at $50,000 were issued as offering costs

o The Company acquired property and equipment through capitalized lease obligations of $32,598.

During the six months ended June 30, 2005,

- 2,843,500 shares of preferred stock with a par value of $0.001 was converted into 2,843,500 shares of common stock with a par value of $0.001.

-     The Company paid $800 of income taxes.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

                                     GENERAL

The accompanying consolidated financial statements of Innovative Card Technologies, Inc. ("ICTI") include the amounts of LensCard US, LLC ("LensCard US"), formerly Universal Magnifier, LLC, organized under the laws of the State of Delaware on January 7, 1999 and LensCard International Limited ("LensCard International"), formerly Universal Magnifier International Limited ("UMIL"), incorporated as an International Business Company under the laws of the British Virgin Islands on August 21, 1995. On January 7, 1999, LensCard US merged with Universal Magnifier LLC ("UMUS"), a California limited liability company founded in January, 1998, for the purpose of changing the place of organization of UMUS.

LensCard Corporation ("LCC") was incorporated in the State of Delaware on November 22, 2002 and had no financial activity from that date until January 1, 2004. PSACo., Inc. ("PSAC") was incorporated in the State of Delaware on August 27, 2003.

On April 2, 2004 through October 18, 2004, a series of integrated, mutually dependent transactions were completed pursuant to previously-executed agreements. These transactions are as follows:

o     On April 2, 2004, the following occurred:

certain members of LensCard US and another party who collectively hold certain royalty rights ("Royalty Rights") collectively transferred their interests in the Royalty Rights to LCC in exchange for an aggregate of 5,500,000 shares of LCC common stock.

the Royalty Rights were transferred from LCC to PSAC in exchange for 100% of the PSAC issued and outstanding common stock causing PSAC to become a wholly owned subsidiary of LCC.

o     On April 6, 2004,the following occurred:

LensCard International was acquired by LCC in exchange for an aggregate of 1,000,000 shares of LCC common stock and merged with and into LCC.

LensCard US exchanged 100% of its membership interests with LCC for an aggregate of 1,000,000 shares of LCC common stock.

o On December 23, 2003, LCC entered into a Securities Purchase Agreement with a private investor under which it was to receive $50,000 in exchange for issuing 500,000 shares of LCC common stock and warrants to purchase 2,400,000 shares of LCC common stock. The closing of the Securities Purchase Agreement was contingent upon the private investor introducing the Company to potential investors and the potential investors purchasing a minimum of $1,500,000 of the Company's series A preferred stock financing. As of May 5, 2004, the parties waived this contingency under the Securities Purchase Agreement. On May 5, 2004, LLC received $50,000 from the private investor and issued 500,000 shares of common stock and warrants to purchase 2,400,000 shares of common stock. If LCC causes a Registration Statement to be effective, an aggregate 100,000 of the warrants will expire sixty days after the effective date of the Registration Statement, an aggregate 100,000 of the warrants will expire each month thereafter for nine months, and the remaining 1,400,000 of the warrants will expire on September 5, 2006.

o On April 7, 2004, we issued convertible promissory notes in the principal amount of $340,000 to five accredited investors. These notes did not bear interest and were automatically converted into an aggregate 340,000 shares of series A preferred stock on May 5, 2004.

o From April 7, 2004 through October 18, 2004, investors purchased 2,568,500 shares of LCC convertible series A preferred stock ("Preferred Stock") for $2,568,500, which includes the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock on April 7, 2004. Not included in the $2,568,500 is the conversion of advances payable in the amount of $275,000 into 275,000 shares of series A preferred stock to certain shareholders. Each share of Preferred Stock has a 0.001 par value, a non-cumulative dividend of $0.06 per share when and if declared by the board of directors, liquidation preference over the common stock, and conversion rights into one share of common stock at $1 per share. Each share of Preferred Stock shall be automatically converted into shares of Common Stock upon either (i) the affirmative vote or written consent of not less than two- thirds of the shares of Preferred Stock outstanding; or (ii) the registration of the LCC's Common Stock under the Securities Act pursuant to the Registration Rights.

o     On June 25, 2004, LCC changed its name to Innovative Card Technologies,
      Inc.

Prior to April 1, 2004, the financial statements of LensCard US and LensCard International were presented on a combined basis since the companies were under common control. As a result of the transactions between LCC, LensCard US and LensCard International on April 2, 2004 and April 6, 2004, respectively, the financial statements have been restated to present the companies on a consolidated basis as of the earliest date presented.

COMPANY OVERVIEW

The Company (as defined in Note 3) researches, develops and markets technology-based card enhancements primarily for the credit card market that are designed to enable issuers to improve card functionality, reduce attrition and increase acquisition rates of customers. It commenced sales of its first product, the LensCard, or a card embedded with a small magnifying lens, in 1998. Since 2002, its core focus has been and continues to be on research and development and marketing of its power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. It has devoted a significant majority of our efforts to complete the development of its power inlay technology, initiate marketing and raising the financing required to do so and fund its expenses. It has generated limited revenues that derive from licensing agreements of its LensCard product, most of which have terminated.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles which contemplate continuation of the Company (as defined in Note 3) as a going concern. During the year ended December 31, 2004 and six months ended June 30, 2005, the Company incurred net losses of $1,621,740 and $1,254,046 (unaudited), respectively, and had negative cash flows from operations of $1,664,303 and $770,749 (unaudited), respectively. In addition, the Company had accumulated deficits of $4,301,939 and $5,555,983 (unaudited) at December 31, 2004 and June 30, 2005, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful transition of the Company to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, the Company plans to continue to attempt to raise additional capital. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                             BASIS OF PRESENTATION

The consolidated interim financial statements of Innovative Card Technologies, Inc. and its wholly owned subsidiary, PSA Co. (the "Company") have been prepared in conformity with accounting principles generally accepted in the United States and are consistent in all material respects with those applied in the Company's annual report on Form SB-2 for the year ended December 31, 2004. The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and judgments that affect the amounts reported in the consolidated financial statements and accompanying notes. Examples include the value of raw materials inventory and the value of property and equipment, net. The actual results experienced by the Company may differ from management's estimates.

The interim financial information is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth therein. The interim financial statements should be read in conjunction with the audited financial statements and related notes included in the Company's 2004 audited financial statements contained in Form SB-2 filed with the Securities and Exchange Commission on April 21, 2005. Interim results are not necessarily indicative of the results for a full year. Certain amounts reported in previous periods have been reclassified to conform to the current presentation.

                           PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Innovative Card Technologies and its wholly-owned subsidiary, PSA Co., (the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                               REVENUE RECOGNITION

The Company's revenue is derived from various royalty agreements and is recognized when sales are reported by the licensee. Deferred revenue consists of payments received in advance of revenue being reported by the licensee to the Company.

                              COMPREHENSIVE INCOME

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

                    CASH AND CASH EQUIVALENTS/BOOK OVERDRAFT

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of the six months ended June 30, 2005, we have book overdrafts that result from transactions that have not cleared the bank account at the end of the reporting period. A verbal agreement to guarantee any overdraft in the Company's bank account up to $120,000 was given to the Company by one of its stockholders. The Company relied on the guarantee to fund these transactions.

                            CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, due from related parties, accounts payable and accrued expenses, advances payable, and deferred revenue. The book value of all other financial instruments are representative of their fair values.

                            RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

                                 LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Since their effect would have been anti-dilutive, common stock equivalents of 2,400,000 warrants and 2,843,500 shares of Series A Preferred Stock were excluded from the calculation of diluted loss per share for the year ended December 31, 2004. The Company did not have any common stock equivalents outstanding at the year ended December 31, 2003.

                                  INCOME TAXES

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The results of operations presented for the years ended December 31, 2004 and 2003 are those of LensCard US and LensCard International prior to the transactions with LCC on April 1, 2004. LensCard US is a limited liability company. Accordingly, all federal and state tax responsibilities of this entity are those of the members' individually. LensCard International is a foreign corporation whose income is derived from outside of the United States of America. Pursuant to the Internal Revenue Code Section 871, LensCard International is not subject to taxation in the United States of America. Therefore, a tax provision for LCC for these dates is not presented.

The effective tax rate differs from the statutory tax rate primarily as a result of the pre-merger LLC activity as discussed above and the change in the valuation allowance account.

The Company has no material temporary differences that would result in deferred taxes. The Company does, however, have loss carryforwards which may result in deferred tax assets in the future. At December 31, 2004, the Company has approximately $1,368,000 and $1,366,000 in federal and state loss carryforwards available to offset taxes through December 31, 2024 and 2010, respectively.

The Company's deferred tax asset at December 31, 2004 of $592,000 consists of loss carryforwards, state taxes, and deferred revenue and has been offset entirely by a valuation allowance. The valuation allowance account has been increased by $593,000 during the year ended December 31, 2004.

                              STOCK INCENTIVE PLAN

The Company accounts for its stock incentive plan under SFAS No. 123, "Accounting for Stock-Based Compensation," using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

                                    ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At times, cash balances are in excess of the insured limit.

                                RECLASSIFICATION

Certain amounts included in the prior year financial statements have been reclassified to conform with the current year presentation. Such reclassification did not have any effect on the reported net loss.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued a revision to FASB Statement No. 123, Accounting for Stock-Based compensation. This Statement supersedes APB Opinion No. 23, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instructions for goods or services, It also addresses transactions in which an entity incurs liabilities in exchange for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is in the process of determining the effect on the financial statements.

NOTE 4 - RAW MATERIALS HELD FOR PRODUCTION

Raw materials held for production at June 30, 2005 and December 31, 2004 consisted of the following and is stated at the lower cost or market:

                                                    June 30,       December 31,
                                                      2005             2004
                                                   -----------      -----------
                                                   (unaudited)
Raw materials held for production
  (battery component)                               $106,754          $    --
Work in progress                                          --               --
Finished Goods                                            --               --
                                                   -----------      -----------
   TOTAL                                            $106,754          $    --
                                                   ===========      ===========

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2005 and December 31, 2004 consisted of the following:

                                                    June 30,       December 31,
                                                      2005              2004
                                                   -----------      -----------
                                                   (unaudited)
Computer equipment                                   $ 9,808          $ 9,808
Office equipment                                       8,168            8,168
Furniture and fixtures                                18,270           18,270
Production equipment, capital lease                   32,598           32,598
Leasehold improvements                                 5,610            5,610
Production equipment                                 261,020               --
                                                   -----------      -----------
                                                     335,474           74,454

Less accumulated depreciation and amortization        54,144           32,011
                                                   -----------      -----------
   TOTAL                                            $281,330          $42,443
                                                   ===========      ===========

During the year ended December 31, 2004, the Company had made commitments to purchase $222,966 worth of production equipment that was not received by the company by December 31, 2004 and therefore was not included in the Property and Equipment balance as of December 31, 2004. See Note 8 for additional details.

Depreciation and amortization expense was $7,255, $7,804, $17,846 (unaudited), and $2,289(unaudited), for the year ended December 31, 2004 and 2003, and the six months ended June 30, 2005 and 2004, respectively.

NOTE 6 - NOTES PAYABLE

On October 30, 2002, the Company entered into a note payable with a financial institution in exchange, for an aggregate borrowing limit of $450,000. Of the $450,000, $350,000 was received during the 12 months ended December 31, 2002 while $100,000 was received during the 12 months ended December 31, 2003. The loan was repaid on May 24, 2004. The balance of the note payable beared interest at a rate of 4.0% per annum through the date of renewal, and 1.8% per annum thereafter. As of December 31, 2004 and June 30, 2005 the outstanding balance on the note payable was $0 and $0 (unaudited). The Company has no further borrowing capacity under this agreement.

On April 22, 2003, the Company entered into a second note payable with the same financial institution in exchange for gross proceeds of $150,000. The second note has been renewed through April 30, 2006. The balance of the note payable bears interest at 1.8% per annum through the date of renewal, and 4.1% per annum thereafter. As of December 31, 2004 and June 30, 2005, the outstanding balance on the note payable was $150,000 and $150,000 (unaudited).

On July 16, 2003, the Company entered into a third note payable with the same financial institution in exchange for gross proceeds of $150,000. The third note has been renewed through April 30, 2006. The balance of the note payable bears interest at 1.8% per annum through the date of renewal, and 3.1% per annum thereafter. As of December 31, 2004 and June 30, 2005, the outstanding balance on the note payable was $150,000 and $150,000 (unaudited).

On September 24, 2003, the Company entered into a fourth note payable with the same financial institution in exchange for gross proceeds of $150,000. The fourth note has been renewed through April 30, 2006. The balance of the note payable bears interest at 1.8% per annum through the date of renewal, and 2.7% per annum thereafter. As of December 31, 2004 and June 30, 2005, the outstanding balance on the note payable was $150,000 and $150,000 (unaudited).

On December 30 2003, the Company entered into a fifth note payable with the same financial institution in exchange for gross proceeds of $200,000. The fifth note matured on March 15, 2004 and was paid in full on May 24, 2004. The balance of the note payable beared interest at a rate of 4.0% per annum. As of December 31, 2004 and June 30, 2005, the outstanding balance on the note payable was $0 and $0 (unaudited). The Company has no further borrowing capacity under this agreement.

On May 24, 2004, the Company entered into a sixth note payable with the same financial institution in exchange for gross proceeds of $246,128. The sixth note matured on May 31, 2005 and was renewed until July 31, 2005. The balance of the note payable initially beared interest at 4.0% through the date of renewal. The interest rate is subject to change from time to time based on changes in an index which is based on the financial institution's prime rate. At December 31, 2004 and June 30, 2005, the outstanding balance on the note payable was $198,270 and $157,244 (unaudited).

The first, fifth and sixth notes payable were guaranteed by three stockholders of the Company. The second, third, and fourth notes payable are collateralized by personal certificates of deposit belonging to an officer and a stockholder of the Company. All outstanding principal, plus all accrued, unpaid interest are due on the respective maturity dates. However, the Company is required to make regular monthly payments of all accrued, unpaid interest due as of each payment date for the second, third and fourth notes payable. For the sixth note payable, the company is required to make two monthly payments of $6,837, subject to any change in the index rate and one final payment of all outstanding principal and accrued interest on July 31, 2005. As of June 30, 2005, there is one monthly payments remaining for the sixth note payable. The company did not make its final payment on the sixth note payable as required on July 31, 2005. In September 2005 the note was renewed until April 2006.

NOTE 7 - PROVISION FOR INCOME TAXES

The effective tax rate differs from the statutory tax rate primarily as a result of the pre-merger LLC activity as discussed above and the change in the valuation allowance account.

The Company has no material temporary differences that would result in deferred taxes. The Company does, however, have loss carryforwards which may result in deferred tax assets in the future. At June 30, 2005, the Company has approximately $2,624,000 (unaudited) and $2,622,000 (unaudited) in federal and state loss carryforwards available to offset taxes through December 31, 2025 and 2011, respectively.

The Company's deferred tax asset at June 30, 2005 of $1,124,000 (unaudited) consists of loss carryforwards, state taxes, and deferred revenue and has been offset entirely by a valuation allowance. The valuation allowance account has been increased by $531,000 during the six months ended June 30, 2005.

NOTE 8 - COMMITMENTS

                        PRODUCTION EQUIPMENT COMMITTMENTS

The Company entered into commitments with two different production equipment manufacturers during the year ended December 31, 2004 for two pieces of production equipment. Both pieces of equipment were received during the second quarter of 2005. The remaining amount payable to both manufacturers of the production equipment was $54,574 and included in the Company's payable balance as of June 30, 2005.

                                 EQUIPMENT LEASE

On November 30, 2004, the Company entered into a capital lease with CNC Associates, Inc. for the purchase of production equipment. The lease requires minimum monthly payments of $866 and expires on October 31, 2007. The capital lease is personally guaranteed by an officer and stockholder of the Company. Future minimum lease payments under this capital lease agreement at June 30, 2005 were as follows:

Year Ending
December 31,

   2005                  $ 4,398
   2006                    9,331
   2007                    8,355
                         -------
     TOTAL (unaudited)    22,084

Less current portion       8,972
                         -------
Long term portion         13,112

Equipment under the capitalized lease amounted to $32,598 and the related depreciation expense amounted to $2,173, $0, $5,780 (unaudited), and $0 (unaudited) for the year ended December 31, 2004 and 2003, and six months ended June 30, 2005 and 2004, respectively.

                                      LEASE

The Company subleases its office space under a non-cancelable operating lease agreement from a stockholder. The lease requires minimum monthly payments of $2,568, expired in May 2005, and requires the company to pay 15.03% of any additional rents and/or charges of any kind due from Bemel & Ross. After expiration, the lease becomes a month to month tenancy cancelable by either party with thirty days notice. The additional rents and/or charges that may be due consist of direct costs passed through the master landlord to Bemel & Ross. The direct costs are based on operating costs during the calendar year ending December 31, 2003, or the base year. Thereafter, if the direct costs in a subsequent year exceed the direct costs in the base year, the master landlord bills Bemel & Ross its proportionate share of the excess of direct costs, which may include tax costs related to real estate and/or costs and expenses incurred by the master landlord in connection with common areas of the building, the parking structure or the cost of operating the building. Through June 30, 2005, Bemel & Ross has charged the company for additional rents and/or charges in the amount of $4,117. Future minimum lease payments under this operating lease agreement at June 30, 2005 are $0.

Rent expense was, $33,313, $28,880, $19,054 (unaudited), and $15,406 (unaudited)
for the years ended December 31, 2004 and 2003 and six months ended June 30, 2005 and 2004, respectively.

                                AGENCY AGREEMENT

On February 19, 2001, the Company entered into an exclusive 10 year agreement with a sales agent, not affiliated with the Company, to solicit orders for certain of its products in all countries, except Canada, the United States and all countries within South America. There are no minimum sales requirements that must be met in order to maintain exclusivity. Under the agreement, this agent is entitled to a percentage, ranging from 10% to 35%, of our revenues received on orders obtained by the agent in this territory. The agreement may be terminated for uncured material breach of contract, bankruptcy or insolvency, or upon the death or disability of the holder of a majority of the agent's membership interests. Since inception, the agent has obtained no orders and, therefore, no amounts have been paid to the agent. This agreement was mutually terminated by both parties on October 12, 2004.

                           REVENUE SHARING AGREEMENTS

In 1998, Universal Magnifier LLC, a California limited liability company, was founded by Alan Finkelstein, the inventor of the LensCard, and Luc Berthoud for the purpose of licensing the LensCard in the United States. In January 1999, Universal Magnifier LLC merged into LensCard US LLC, a Delaware limited liability company that was organized on January 7, 1999 for the purpose of changing Universal Magnifier's name and place of organization. In 1995, Universal Magnifier International Limited, an international business company under the laws of the British Virgin Islands, was founded for the purpose of licensing the LensCard worldwide other than the United States. In October 1998, Universal Magnifier International Limited changed its name to LensCard International Limited. In exchange for the rights to exploit the LensCard patents, trademarks and related intangibles, LensCard US LLC and LensCard International Limited agreed to make royalty payments to Alan Finkelstein and Bradley Ross.

On April 2, 2004, Alan Finkelstein, Bradley Ross and Michael Paradise, who owned one percent of Mr. Finkelstein's interest in the royalty payments, collectively transferred their rights to the royalty payments to the company in exchange for an aggregate of 5,500,000 shares of the company's common stock. The company then immediately transferred these royalty rights to PSACo, Inc., a Delaware corporation, in exchange for 25,000 shares of PSACo's common stock, or all of its outstanding common stock, causing PSACo to become our wholly owned subsidiary. As of June 30, 2004, these royalty payments accounted for 100% of the company's revenue on a consolidated basis.

On April 6, 2004, LensCard US LLC exchanged all of its outstanding membership interests the company for 1,000,000 shares of the company's common stock. Effective April 6, 2004, LensCard International Limited merged with and into our company. As a result of this reorganization and merger, the company owns the intellectual property rights to the LensCard and are obligated to make payments related to these rights to PSACo, our wholly owned subsidiary.

As of December 31, 2004 and 2003, annual sales have not been sufficient to require any payments pursuant to the above agreements to PSACo., the copmany's wholly owned subsidiary. Any future payments that may be required will be recorded as a reduction of revenue.

                     PATENT AND TRADEMARK LICENSE AGREEMENTS

The Company has entered into various Patent and Trademark License Agreements with financial institutions granting a limited, non-exclusive right and license to make, distribute, market, sell, and use credit cards or debit cards containing a magnifying lens (the "Licensed Products"). These agreements are as follows:

o An agreement dated July 17, 1998, providing for royalties to the Company at the lesser of:

(a) the total of $0.45 and $0.225 for each Licensed Product when newly issued to a customer or renewed by a customer, respectively.

(b) 90% of the lowest corresponding amounts paid by an other licensee of the Company whose principal business is banking or other financial services.

Royalties will be due and payable quarterly within 60 days after the last day of each calendar quarter. This agreement was cancelled on June 29, 2004.

o An agreement dated January 2, 2001, providing for royalties to the Company at the following rates:

Number of Licensed Products                Royalties
Distributed in Calendar Year                per Card
----------------------------               ---------
less than 100,000                           $ 2.20
100,000 to 199,999                          $ 1.65
200,000 to 249,999                          $ 1.25
250,000 to 499,999                          $ 1.10
500,000 and above                           $ 1.00

Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The agreement was cancelled on September 30, 2003. No products were distributed under this agreement.

o An agreement dated January 26, 2001, providing for a flat fee of $10,000 in consideration of several marketing tests. The Agreement expired July 31, 2001.

o An agreement dated January 30, 2001, providing for royalties to the Company at the rate of $1 per Licensed Product issued to a customer. Royalties were due and payable quarterly within 30 days after the last day of each calendar quarter. The agreement expired on December 31, 2002.

o An agreement dated July 9, 2001, providing for royalties to the Company at the rate of $1.20 per LensCard issued to a customer. Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The company receives sales reports within thirty days following the end of a calendar quarter from the customer. The agreement is effective until July 9, 2006.

o An agreement dated January 16, 2002 and expiring on March 31, 2004, providing for royalties to the Company at the rate of $1.50 per LensCard issued to a customer. Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The company receives sales reports within thirty days following the end of a calendar quarter from this customer. On April 1, 2004, the agreement was extended requiring a $12,500 payment by the customer with the Company receiving a royalty of $0.25 per licensed products and $0.50 for each additional LensCard sold thereafter. The revised agreement is effective until April 1, 2008.

                        MASTER PATENT LICENSE AGREEMENTS

On July 1, 1999, the Company entered into a master agreement, providing for royalties to the Company equaling a percentage of total royalties received by the licensee as follows:

o     for amounts up to USD 200,000 95%

o     for amounts between USD 200,000 and USD 500,000 97%

o     for exceeding USD 500,000 98%

Royalties were due and payable within three business day after actual receipt by the licensee. The agreement expired June 30, 2002.

On October 1, 1999, the Company entered into a license agreement with a financial institution, providing for royalties to LensCard International at the rate of $2.50 for each card in a designated territory and $5 for all other new issuances. In addition, annual minimum royalty payments of $50,000 and $75,000 were due for the periods ending September 30, 2000 and 2001, respectively. The agreement expired on September 30, 2001.

On September 9, 2000, the Company assigned all of its rights, duties, and obligations under the October 1, 1999 license agreement to the licensee of the July 1, 1999 master agreement. In connection with the assignment, the Company guaranteed the licensee's performance on the October 1, 1999 agreement, with the financial institution consenting to the assignment.

                              EMPLOYMENT AGREEMENT

The Company has entered into an Employment Agreement with an officer for the term of three years, commencing January 1, 1998 and ending, unless terminated earlier, on January 1, 2000; however, on each anniversary date of the Agreement, a year is added automatically to the term. As of June 30, 2005, the termination date is January 1, 2006. The officer earns $12,500 as a monthly salary. On December 8, 2004, the agreement was modified to provide the officer with a monthly salary of $16,666. However, $4,166 of this amount is deferred until the company has an ability to pay the monthly salary as determined by the Board of Directors of the Company.

                          CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At times, cash balances are in excess of the insured limit.

                                 MAJOR SUPPLIER

The Company obtains the battery, a key component for the Company's power inlay technology, from a single source, Solicore, Inc., on a purchase order basis. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations, delay production for up to six months and impair the Company's ability to manufacture and sell products.

NOTE 9 - SHAREHOLDERS' DEFICIT

                                 PREFERRED STOCK

The Company has 5,000,000 authorized shares of $0.001 par value preferred stock. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution.

o From April 7, 2004 through October 18, 2004, investors purchased 2,568,500 shares of LCC convertible series A preferred stock ("Preferred Stock") for $2,568,500, which includes the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of Series A Preferred Stock that were issued on April 7, 2004. Not included in the $2,568,500 is the conversion of unsecured advances owed to certain stockholders by the Company totaling $275,000 into 275,000 shares of Series A Preferred Stock. Each share of Preferred Stock has a $.001 par value, a non-cumulative dividend of $0.06 per share when and if declared by the board of directors, liquidation preference over the common stock, and conversion rights into one share of common stock at $1 per share. Each share of Preferred Stock shall be automatically converted into shares of Common Stock upon either (i) a majority of the outstanding shares of Preferred Stock, voting as a separate class, approves the conversion; or (ii) some or all of the common shares underlying the Preferred Stock are covered by an effective registration statement filed with the SEC. On May 5, 2005, the SEC declared the registration statement that covered, in part, common stock underlying the Preferred Stock effective, thereby converting all 2,843,500 outstanding shares of Preferred Stock into Common Stock.

                                  COMMON STOCK

During the year ended December 31, 2002, the Company completed the following:

o     A shareholder contributed $21,000.

o Certain shareholders converted notes payable - related parties totaling $664,484 into capital.

During the year ended December 31, 2003, the Company completed the following:

o On December 23, 2003, LCC entered into a Securities Purchase Agreement with a private investor under which it was to receive $50,000 in exchange for a unit that consisted of 500,000 shares of LCC common stock and warrants to purchase 2,400,000 shares of LCC common stock. The 2,400,000 warrants were then issued to the following private investors/groups:
      700,000 warrants to Elmsmere Group Ltd, 700,000 warrants to Freemount Trading Ltd., 375,000 warrants to Diana Derycz-Kessler, 375,000 warrants to Paul Kessler, 200,000 warrants to Steve Emerson, and 50,000 warrants to Tyler Runnels. The closing was contingent upon the private investor introducing potential investors to us and these potential investors or investment funds affiliated with the private investor purchasing a minimum of $1,500,000 worth of the Company's series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, the Company received $50,000 from the private investor and issued 500,000 shares of its common stock and warrants to purchase 2,400,000 shares of its common stock pursuant to the Securities Purchase Agreement. Each warrant issued to the private investor vests immediately and allows the holder to purchase one share of common stock for $1.00. Of the 2,400,000 shares, the right to purchase 100,000 shares will expire 60 days after the effective date of the registration statement registering the underlying shares, and thereafter, the right to purchase an additional 100,000 shares will expire on a monthly basis for the next nine months. In any event, the warrants will expire on September 5, 2006. If there is no effective registration statement registering the underlying shares by May 5, 2005, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The fair value of each warrant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 2.34%; and expected life of 2.5 years. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by the Company's board of directors.

During the twelve months ended December 31, 2004, the Company completed the following:

o On June 28, 2004, LCC issued 50,000 shares of common stock at a price per share of $1.00 as payment for legal services.

                                    WARRANTS

The following summarizes the warrant transactions:

                                             Warrants           Weighted-Average
                                            Outstanding          Exercise Price
                                            -----------          --------------
Outstanding,
   December 31, 2004                        2,400,000            $        1.00
   Granted                                         --            $          --

Outstanding, June 30, 2005                  2,400,000            $        1.00

Exercisable, June 30, 2005                  2,400,000            $        1.00

The weighted-average fair value of the warrants granted during the twelve months ended December 31, 2004 for which the exercise price equals the market price on the grant date was $0.88, and the weighted-average exercise price was $1.00. No warrants were granted during the three months ended June 30, 2005 for which the exercise price was less than or greater than the market price on the grant date. The weighted-average remaining contractual life of the warrants as of June 30, 2005 is fifteen months.

                            2004 STOCK INCENTIVE PLAN

The Company's Board of Directors and stockholders approved the 2004 Stock Incentive Plan in August 2004. The 2004 Stock Incentive Plan provides for the grant of incentive stock options to the Company's employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights and performance shares to the Company's employees, directors and consultants.

The Company has reserved a total of 2,215,000 shares of its common stock for issuance pursuant to the 2004 Stock Incentive Plan. The board of directors, or a committee of the board, administers the 2004 Stock Incentive Plan. Stock options are generally granted with terms of up to ten years and vest over a period of five years under the 2004 Stock Incentive Plan. The administrator determines the exercise price of options granted under the 2004 Stock Incentive Plan, but the exercise price must not be less than 85% of the fair market value of the Company's common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of the Company's stock, the exercise price must not be less than 110% of the fair market value per share of the Company's common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of the Company's common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company's outstanding stock or the outstanding stock of any parent or subsidiary of the Company, the term must not exceed five years an the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

The 2004 Stock Incentive Plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the Plan have been issued or all outstanding options terminate in connection with a change of control. In addition, the Board of Directors has the authority to amend the 2004 Stock Incentive Plan provided this action does not impair the rights of any participant. As of December 31, 2004, 1,275,000 incentive stock options were issued under the Plan, however, no non-statutory stock options, restricted stock, stock appreciation rights or performance shares have been granted under the Plan. On October 12, 2004, we granted to employees, officers, directors and consultants options to purchase 1,275,000 shares of common stock at an exercise price of $1.00 per share. As of December 31, 2004, 940,000 shares are available for grant under the 2004 Stock Incentive Plan. No compensation cost was recognized for the year ended December 31, 2004 as no stock options were exercised.

The fair value of each option was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 2.34%; and expected life of 10 years. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by the Company's board of directors.

Stock options - A summary of stock option activity and weighted average exercise prices for the three months ended June 30, 2005 and year ended December 31, 2004 is as follows:

                                      2005                       2004
                                     Shares   Exercise Price    Shares    Exercise Price
                                   ---------  ---------------  ---------  ---------------
Outstanding,
  beginning of year                1,275,000  $          1.00         --  $            --
Granted                                   --               --  1,275,000  $          1.00
Exercised                                 --               --         --               --
Forfeited                                 --               --         --               --
                                   ---------  ---------------  ---------  ---------------
Outstanding,
  at June 30, 2005 and
  December 31, 2004, respectively  1,275,000  $          1.00  1,275,000  $          1.00
                                   =========  ===============  =========  ===============
Exercisable,
  at June 30, 2005 and
  December 31, 2004, respectively    305,000  $          1.00    285,000  $          1.00

The following table summarizes information concerning options outstanding and options exercisable as of June 30, 2005:

                                 Outstanding                             Exercisable

                                       Weighted
                                        Average
                                       Remaining       Weighted                   Weighted
                                      Contractual       Average                    Average
Range of Exercise Price     Shares    Life (years)   Exercise Price   Shares    Exercise Price
-----------------------    ---------  ------------  ---------------  ---------  ---------------
$1.00                      2,215,000             9  $           1.0    305,000  $          1.00
                           ---------  ------------  ---------------  ---------  ---------------
                           2,215,000             9  $           1.0    305,000  $          1.00
                           =========  ============  ===============  =========  ===============

NOTE 10 - RELATED PARTY TRANSACTIONS

                            DUE FROM RELATED PARTIES

From time to time, the Company enters into related party transactions with several officers, stockholders, and other related parties. As of June 30, 2005 and December 31, 2004, the Company was due $0 (unaudited) and $0, respectively.

                       ADVANCES PAYABLE - RELATED PARTIES

Advances payable - related parties at December 31, 2004 and December 31, 2003 consisted of unsecured advances that were made to the Company for working capital purposes that were originally advanced to the company in 2001 and 2002. The related parties that advanced the funds to the Company were Luc Berthoud, Bradley Ross, and Alan Finkelstein. The unsecured advances were non-interest-bearing and payable upon demand. Luc Berthoud, Bradley Ross and Alan Finkelstein converted their $275,000 in advances owed to them by the company into 275,000 shares of Series A Preferred Stock on June 22, 2004.

                       ACCOUNTS PAYABLE - RELATED PARTIES

Accounts payable - related parties at June 30, 2005 and December 31, 2004 consisted of amounts due for consulting, legal, and accounting services rendered and were $456,098 (unaudited) and $373,980 respectively. As of June 30, 2005, $13,406 is due for estimated costs for additional rents and/or charges relating to the lease of office space that the Company has Bemel and Ross, a certified public accounting firm that Bradley Ross is a partner in. And $138,333 is due to Forest Finkelstein for consulting services rendered through June 30, 2005 and $276,000 is owed to Blakely, Sokoloff, Taylor & Zafman, LLP (BSTZ), a law firm which, the Company's director, George Hoover, is a partner in. The amounts are currently due to all three parties. The deferred amount payable to Forest Finkelstein and BSTZ are non-interest bearing and are payable upon demand. However, both parties have deferred payment until we have sufficient liquidity to pay.

                              CONSULTING AGREEMENTS

The Company entered into Consulting Agreements with Alan Finkelstein and Forest Finkelstein, both of whom are related parties. For Alan Finkelstein, during the years ended December 31, 2004 and 2003 and the six months ended June 30, 2005 and 2004, the Company paid $225,000 (75,000 of which related to services performed in 2003 and $100,000, $0 and $0, respectively. For Forest Finkelstein, during the years ended December 31, 2004 and 2003 and six months ended June 30, 2005 and 2004, the Company paid $7,500, $26,667, $5,000 and $0, respectively.

                              ACCOUNTING SERVICES

Bradley Ross, one of the Company's stockholders, is a partner in a certified public accounting firm, Bemel & Ross, which has provided accounting and tax services to the Company. During the years ended December 31, 2004 and 2003 and six months ended June 30, 2005 and 2004, the Company paid $38,000, $8,000, $0, and $32,000, respectively, to this entity for services rendered.

                     DEMAND NOTES PAYABLE - RELATED PARTIES

Demand notes payable - related parties at June 30, 2005 consisted of loans received in the form of secured demand promissory from Bristol Investment Fund, Ltd. and Union Finance International, Corp. and were, including accrued interest, $510,183 (unaudited) and $0 as of June 30, 2005 and December 31, 2004, respectively. Union Finance International Corp. loaned the Company $333,000 on March 31, 2005 while Bristol Investment Fund, Ltd. loaned the Company $167,000 on March 30, 2005 for the combined total of $500,000. The secured demand promissory notes create security interests in the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes are payable without notice by the demand of Union Finance International Corp. or Bristol Investment Fund, Ltd. There is no further borrowing capacity under both of the secured demand promissory notes and the Company plans to repay the secured demand promissory notes if the Company is able to obtain additional funding.

                                 LEGAL SERVICES

The Company receives legal services from Blakely, Sokoloff, Taylor and Zafman, LLP, a law firm that George Hoover, a director of the Company, is a partner in. During the year ended December 31, 2004 and 2003 and six months ended June 30, 2005 and 2004, the Company paid $154,308, $44,635, $83,471 and $101,261, respectively, to this entity for legal services rendered.

NOTE - SUBSEQUENT EVENTS (UNAUDITED)

On August 31, 2005, the Company obtained loans in the form of secured demand promissory notes totaling $200,000 from Bradley Ross and Rodger Bemel. Bradley Ross loaned the Company $150,000 and Rodger Bemel loaned the Company $50,000 on August 31, 2005 for the combined total of $200,000. The secured demand promissory notes create security interests in the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes are payable without notice by the demand of Bradley Ross or Rodger Bemel There is no further borrowing capacity under both of the secured demand promissory notes. On October 19, 2005 the Company repaid the principal amounts owed to both Bradley Ross and Rodger Bemel in full.

On October 19, 2005, the Company issued 7,071,066 shares of common stock and 4,433,133 warrants to purchase common stock at a price of $1.00 per Unit to a number of investors pursuant to a private placement for total gross proceeds of $6,500,000 and the conversion of $571,066 of indebtedness.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and we intend to file periodic reports, proxy statements and other information with the SEC.

                       INNOVATIVE CARD TECHNOLOGIES, INC.

                                     SHARES

                                  COMMON STOCK

                                   PROSPECTUS

                                 _________, 2005


You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

                                    PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, the registrant's bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                                   Amount
                                               --------------

SEC registration fee ......................... $ 2,741.31*

Printing fees ................................      7,000*
Legal fees ...................................     20,000*
Accounting fees and expenses .................     15,000*
Miscellaneous ................................      5,258.69*
                                               --------------
Total .....................................    $  50,000.00*

                                   *ESTIMATES

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception on November 22, 2002, the registrant has issued and sold the following unregistered securities:

(1) On December 23, 2003, the registrant entered into a Securities Purchase Agreement with Bristol Capital, LLC under which it was to sell a unit that consisted of 500,000 shares of its common stock and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share for a total offering price of $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to the registrant and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of the registrant's series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, the registrant received $50,000 from Bristol Capital, LLC and issued 500,000 shares of its common stock and warrants to purchase 2,400,000 shares of its common stock to Bristol Capital, LLC's six designees pursuant to the Securities Purchase Agreement as follows: Diana Derycz-Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Paul Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Steve Emerson (warrant to purchase 200,000 shares), Tyler Runnels (warrant to purchase 50,000 shares), Elmsmere Group Ltd. (warrant to purchase 700,000 shares) and Freemount Trading Ltd. (warrant to purchase 700,000 shares) This transaction was in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each and all of the investors in this financing qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(2) On April 2, 2004, the registrant issued an aggregate 5,500,000 shares of common stock to the following individuals: Alan Finkelstein, the registrant's current chief executive officer, president and secretary, Bradley Ross and Michael Paradise. These issuances were in exchange for all of their royalty rights related to the intellectual property that applies to the LensCard, described in "Business--History and Development of the Company." This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to individuals that each qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(3) On April 6, 2004, the registrant issued 1,000,000 shares of common stock, to all four members of LensCard US, LLC, a Delaware limited liability company, for their entire membership interests. The transaction is described further in "Business--History and Development of the Company." This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to individuals that each qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(4) On April 6, 2004, the registrant issued 1,000,000 shares of common stock to four shareholders of LensCard International Limited, a British Virgin Islands corporation, in connection with the merger of LensCard International Limited into the registrant. Each share of LensCard International Limited was converted into 100 shares of the registrants's common stock at a per share price of $1.00. The transaction is described further in "Business--History and Development of the Company." This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to three individuals and one entity that each qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(5) From April 7, 2004 to October 18, 2004, the registrant issued 2,568,500 shares of series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised gross proceeds of $2,568,500. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of series A preferred stock convertible into one share of common stock. Thirty-nine investors participated in the transaction, which the registrant completed on October 18, 2004. This transaction was in reliance upon the exemption from registration set forth in
Section 4(2) of the Act. Each and all of the investors in this financing qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(6) On June 22, 2004, we issued 275,000 shares of series A preferred stock in a conversion of unsecured advances owed to the following individuals: 135,000 shares to Bradley Ross; 75,000 shares to Alan Finkelstein; and 65,000 shares to Luc Berthoud. The conversion was made at $1.00 per share. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to individuals that each qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(7) On June 28, 2004, we issued 50,000 shares of common stock at a price per share of $1.00 to Richardson & Patel LLP, an unaffiliated entity, as payment for legal services provided to us. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(8) On October 12, 2004, we granted to employees, officers, directors and consultants options to purchase 1,275,000 shares of common stock at an exercise price of $1.00 per share. These transactions were effected under Rule 701 promulgated under the Act on the basis that the transactions were pursuant to compensatory benefit plans and contracts relating to compensation provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view towards distribution thereof. All recipients had access, through their relationship with InCard, to information about us.

(9) On October 19, 2005, the Company completed a private equity financing pursuant to which it raised gross proceeds of $6,500,000. T.R. Winston & Company served as the placement agent for the securities sold in this transaction and received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company's common stock at an exercise price of $1.25 per share that expires on October 19, 2010. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 6,500,000 shares of restricted common stock and warrants convertible into an additional 3,250,000 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. Additionally, the Company issued a warrant to purchase 117,600 shares of the Company's common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterbery Towbin LLC pursuant to a latter agreement previously entered into by the Company and C.E. Unterbery Towbin, LLC. Each and all of the investors in this financing qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor any of the investors paid any fees to any finder or broker-dealer other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by the Company in conjunction with this issuance.

(10) On October 19, 2005, the Company converted debt owed to its executive officers, director and stockholders in an aggregate amount of $571,066 into 571,066 shares of the Company's common stock and warrants to purchase an aggregate 285,533 shares of restricted common stock at an exercise price of $1.25 per share. The warrants expire on October 19, 2010. These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The shares were issued to individuals qualified as an "accredited investor," as that term is defined in the Securities Act of 1933. The following conditions were all met with respect to these transactions: (1) the Company did not advertise these issuances in any public medium or forum, (2) the Company did not solicit any investors with respect to these issuances, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with these issuances.

ITEM 27. EXHIBITS.

2.1** Exchange agreement by and among the registrant, LensCard US, LLC, Alan Finkelstein, Forest Finkelstein, Bradley Ross and Luc Berthoud, dated April 1, 2004

2.2** Exchange agreement by and among the registrant, Alan Finkelstein, Bradley Ross and Michael Paradise, dated April 1, 2004

2.3** Exchange agreement between the registrant and its wholly-owned subsidiary, PSACo, Inc., dated April 1, 2004

2.4** Merger agreement between the registrant and LensCard International Limited, a British Virgin Islands International Business Company, dated April 6, 2004

3.1** Amended and Restated Certificate of incorporation of the registrant, as currently ineffect

3.2** Amended and Restated Bylaws of the registrant, as currently in effect

5.1         Opinion of Richardson & Patel LLP

10.1**      2004 stock incentive plan

10.2** Sublease agreement between registrant and Bemel & Ross for premises at 11601 Wilshire Blvd., #2160, Los Angeles, California 90025, dated January 5, 2003

10.3** Guaranty of lease between Alan Finkelstein and Bemel & Ross, dated January 5, 2003

10.4***     Form of common stock warrant, as amended on September 7, 2005.

10.5** Securities purchase agreement between registrant and Bristol Capital, LLC dated December 23, 2003

10.5(a)**   Waiver of section 2.3 of the securities purchase agreement between registrant and Bristol Capital, LLC

10.6** Shares for debt agreement between registrant and Alan Finkelstein, dated June 22, 2004

10.7** Shares for debt agreement between registrant and Bradley Ross, dated June 22, 2004

10.8** Shares for debt agreement between registrant and Luc Berthoud, dated June 22, 2004

10.9** Promissory note (loan no. 00003) between registrant and City National Bank, dated May 24, 2004

10.10** Promissory note (loan no. 00005) between registrant and City National Bank, dated May 24, 2004 10.11** Promissory note (loan no. 00004) between registrant and City National Bank, dated May 24, 2004

10.12** Promissory note (loan no. 00006) between registrant and City National Bank, dated May 24, 2004

10.13** Commercial guaranty between Alan Finkelstein and City National Bank dated May 24, 2004

10.14** Commercial guaranty between Bradley Ross and City National Bank dated May 24, 2004

10.15** Commercial guaranty between Luc Berthoud and City National Bank dated May 24, 2004

10.16**     Offer letter between registrant and Murdoch Henretty dated July 28,
            2004

10.17** Employment agreement between registrant and Alan Finkelstein dated January 1998

10.18+** Strategic Alliance Agreement between registrant and Visa International Service Association dated May 26, 2004

10.19** Secured Demand Promissory Note between registrant and Union Finance International Corp. dated March 31, 2005

10.20** Secured Demand Promissory Note between registrant and Bristol Investment Fund, Ltd. dated March 30, 2005

10.21** Capital Lease Agreement between registrant and CNC Associates, Inc. dated November 30, 2004

10.22+**      Guaranty between Alan Finkelstein and CNC Associates, Inc. dated
            November 30, 2004

10.23** Security Agreement between registrant and Union Finance International Corp. dated March 31, 2005 (See Exhibit 10.19)

10.24** Security Agreement between registrant and Bristol Investment Fund, Ltd. dated March 30, 2005 (See Exhibit 10.20)

10.25** Secured Demand Promissory Note between registrant and Bradley Ross dated August 31, 2005

10.26** Secured Demand Promissory Note between registrant and Rodger Bemel dated August 31, 2005

10.27+ Joint Development Agreement between registrant and nCryptone dated July 25, 2005

10.28+ Agreement between registrant and SmartDisplayer Technology, Inc. dated July 25, 2005

10.29 Form of Lock-Up agreement by and between registrant's directors and executive officers pursuant to the private placement dated October 19, 2005

10.30****   Form of Warrant pursuant to private placement dated October 19, 2005

10.31****   Registration Rights Agreement by and between the registrant and each investor pursuant to the private placement dated October 19, 2005

10.32 Side Letter Agreement between the registrant, T.R. Winston & Company and investors pursuant to the private placement dated October 19, 2005

21.1**      List of subsidiaries

23.1        Consent of Singer Lewak Greenbaum & Goldstein LLP

23.2**      Consent of Richardson & Patel LLP (See Exhibit 5.1)

24.1      Power of attorney (See page 50 of Part II)

--------

** Previously filed b the registrant on form SB-2 (File No. 333-119814), as amended, with the securities and Exchange Commission.

*** Previously filed by the registrant on Form 8-K with the Securities and Exchange Commission on September 7, 2005

**** Previously filed by the registrant on Form 8-K, as amended, with the Securities and Exchange Commission on October 25, 2005.

+ A request for confidential treatment has been requested for portions of this agreement and has been submitted to the Commission. Omitted portions have been filed separately with the Commission.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on November 8, 2005.

                                        INNOVATIVE CARD TECHNOLOGIES, INC.


                                        By: /s/ Alan Finkelstein
                                            --------------------------------
                                            Alan Finkelstein, President
                                            and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan Finkelstein and Bennet Price-Lientz Tchaikovsky as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name                         Title                                    Date
-------------------------    -------------------------------------    -----------------
/s/ Alan Finkelstein         President, Chief Executive Officer       November 8, 2005
-------------------------    and Director(Principal
Alan Finkelstein             Executive Officer)


/s/ Bennet Price-Lientz
    Tchaikovsky              Chief Financial Officer (Principal       November 8, 2005
-------------------------    Financial and Accounting Officer)
Bennet Price-Lientz
Tchaikovsky


/s/ John A. Ward, III         Non-Executive Chairman of the Board     November 8, 2005
-------------------------
John A. Ward, III


/s/ Donald Joyce              Director                                November 8, 2005
-------------------------
Donald Joyce


/s/ George Hoover            Director                                 November 8, 2005
-------------------------
George Hoover